Exhibit 4.3.9

                         SERIES D LETTER OF CREDIT
                        AND REIMBURSEMENT AGREEMENT

                        Dated as of October 1, 1992

                                   Among

                  PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                             as Account Party

                    BARCLAYS BANK PLC, NEW YORK BRANCH

                       as Issuing Bank and as Agent

                                    and

                          THE PARTICIPATING BANKS
                            REFERRED TO HEREIN

                                Relating to

     The Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D)

                             TABLE OF CONTENTS

Section                                                 Page

                           PRELIMINARY STATEMENT

                                 ARTICLE I
                     DEFINITIONS AND ACCOUNTING TERMS

 1.01          Certain Defined Terms. . . . . . . . . . . . . . .3
 1.02          Computation of Time Periods. . . . . . . . . . . 21
 1.03          Accounting Terms . . . . . . . . . . . . . . . . 21
 1.04          Computations of Outstandings . . . . . . . . . . 22


                                ARTICLE II
                           THE LETTER OF CREDIT

 2.01          The Letter of Credit . . . . . . . . . . . . . . 22
 2.02          Termination of the Commitments . . . . . . . . . 22
 2.03          Commissions and Fees . . . . . . . . . . . . . . 22
 2.04          Reinstatement of the Letter of Credit. . . . . . 23
 2.05          Extension of the Stated Termination Date . . . . 24
 2.06          Modification of the Letter of Credit . . . . . . 25

                                ARTICLE III
                        REIMBURSEMENT AND ADVANCES

 3.01          Reimbursement on Demand  . . . . . . . . . . . . 26
 3.02          Advances . . . . . . . . . . . . . . . . . . . . 26
 3.03          Interest on Advances . . . . . . . . . . . . . . 27
 3.04          Conversion of Term Advances  . . . . . . . . . . 29
 3.05          Other Terms Relating to the
                   Making and Conversion of Advances  . . . . . 30
 3.06          Prepayment of Advances . . . . . . . . . . . . . 31
 3.07          Participation; Reimbursement of Issuing Bank . . 31

                                ARTICLE IV
                                 PAYMENTS

 4.01          Payments and Computations. . . . . . . . . . . . 34
 4.02          Default Interest . . . . . . . . . . . . . . . . 36
 4.03          Yield Protection . . . . . . . . . . . . . . . . 36
 4.04          Sharing of Payments, Etc.. . . . . . . . . . . . 41
 4.05          Taxes. . . . . . . . . . . . . . . . . . . . . . 41
 4.06          Obligations Absolute . . . . . . . . . . . . . . 44
 4.07          Evidence of Indebtedness . . . . . . . . . . . . 45

                                 ARTICLE V
                           CONDITIONS PRECEDENT

 5.01          Conditions Precedent to the Issuance of
                the Letter of Credit. . . . . . . . . . . . . . 45
 5.02          Additional Conditions Precedent to the
                Issuance of Letter of Credit  . . . . . . . . . 53
 5.03          Conditions Precedent to Initial Advances
                and Conversions of Advances . . . . . . . . . . 54
 5.04          Conditions Precedent to Term Advances. . . . . . 54
 5.05          Reliance on Certificates . . . . . . . . . . . . 55

                                ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES

 6.01          Representations and Warranties of the
                Account Party . . . . . . . . . . . . . . . . . 55

                                ARTICLE VII
                      COVENANTS OF THE ACCOUNT PARTY

 7.01          Affirmative Covenants. . . . . . . . . . . . . . 59
 7.02          Negative Covenants . . . . . . . . . . . . . . . 62
 7.03          Reporting Obligations. . . . . . . . . . . . . . 67

                               ARTICLE VIII
                                 DEFAULTS

 8.01          Events of Default. . . . . . . . . . . . . . . . 72
 8.02          Remedies Upon Events of Default. . . . . . . . . 75
 8.03          Issuing Bank to Notify First Mortgage
               Trustee, Others. . . . . . . . . . . . . . . . . 76


                                ARTICLE IX
                    THE AGENT, THE PARTICIPATING BANKS
                           AND THE ISSUING BANK

 9.01          Authorization of Agent; Actions of Agent
                and Issuing Bank. . . . . . . . . . . . . . . . 77
 9.02          Reliance, Etc. . . . . . . . . . . . . . . . . . 77
 9.03          The Agent, the Issuing Bank and Affiliates . . . 78
 9.04          Participating Bank Credit Decision . . . . . . . 78
 9.05          Indemnification. . . . . . . . . . . . . . . . . 79
 9.06          Successor Agent. . . . . . . . . . . . . . . . . 79
 9.07          Issuing Bank . . . . . . . . . . . . . . . . . . 80


                                 ARTICLE X
                               MISCELLANEOUS

10.01          Amendments, Etc. . . . . . . . . . . . . . . . . 80
10.02          Notices, Etc.. . . . . . . . . . . . . . . . . . 81
10.03          No Waiver of Remedies. . . . . . . . . . . . . . 82
10.04          Costs, Expenses and Indemnification. . . . . . . 82
10.05          Right of Set-Off . . . . . . . . . . . . . . . . 84
10.06          Binding Effect; Assignments and Participants . . 85
10.07          Relation of the Parties; No Beneficiary. . . . . 86
10.08          Issuing Bank Not Liable  . . . . . . . . . . . . 86
10.09          Confidentiality. . . . . . . . . . . . . . . . . 87
10.10          Waiver of Jury Trial . . . . . . . . . . . . . . 88
10.11          Governing Law. . . . . . . . . . . . . . . . . . 88
10.12          Execution in Counterparts. . . . . . . . . . . . 89


                                 SCHEDULES

Schedule I     -     Applicable Lending Offices
Schedule II    -     [Reserved]
Schedule III   -     Investments
Schedule IV    -     Pending Actions



                                 EXHIBITS

Exhibit 1.01A  -     Form of Letter of Credit
Exhibit 1.01B  -     Form of Participation Assignment
Exhibit 1.01C  -     Form of Pledge Amendment
Exhibit 5.01A  -     Form of Opinion of Day, Berry & Howard,
                        counsel to the Account Party
Exhibit 5.01B  -     Form of Opinion of Rath, Young, Pignatelli and Oyer,
                     P.A., special New Hampshire counsel to the Account
                     Party
Exhibit 5.01C  -     Form of Opinion of Pierre O. Caron,
                        Assistant General Counsel of the Account Party
Exhibit 5.01D  -     Form of Opinion of Drummond Woodsum Plimpton &
                     MacMahon, special Maine counsel to the Account Party
Exhibit 5.01E  -     Form of Opinion of Zuccaro Willis & Bent, special
                     Vermont counsel to the Account Party
Exhibit 5.01F  -     Form of Opinion of Porter & Travers,
                        counsel to the Agent and the Issuing Bank

                         SERIES D LETTER OF CREDIT
                        AND REIMBURSEMENT AGREEMENT

                        Dated as of October 1, 1992

               THIS SERIES D LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this "Agreement") is made by and among:

               (1) Public Service Company of New Hampshire, a corporation duly organized and validly existing under the laws of the State of New Hampshire (the "Account Party");

               (2) Barclays Bank PLC, New York Branch ("Barclays"), as
                   issuer of the Letter of Credit (the "Issuing Bank");

               (3) The Participating Banks (as hereinafter defined) from
                   time to time party hereto; and

               (4) Barclays as agent (together with any successor agent
                   hereunder, the "Agent") for such Participating Banks and the Issuing Bank.


                           PRELIMINARY STATEMENT

               The Account Party was previously reorganized under Chapter 11 of the Bankruptcy Code pursuant to that certain Third Amended Joint Plan of Reorganization of the Account Party, dated December 28, 1989 (the "Plan") as confirmed by order of the United States Bankruptcy Court for the District of New Hampshire (the "Bankruptcy Court") on April 20, 1990. Such reorganization (the "Reorganization") became effective on May 16, 1991 (the "Plan Effective Date"). Terms used herein are defined in Section 1.01, below.

               In order to finance the Reorganization, the Account Party entered into the following agreements (collectively, the "Financing Agreements"):

                   (i) a $452,000,000 Term Credit Agreement among the Account Party, the Banks and Co-Agents named therein and Citibank, N.A., as Administrative Agent; and

                   (ii) a $200,000,000 Revolving Credit Agreement among the Account Party, the Banks and Co-Agents named therein, and Chemical Bank, as Administrative Agent.

               In addition to the Financing Agreements, the following additional sources of capital were utilized by the Account Party:

                   (x) the issuance and sale of First Mortgage Bonds (including First Mortgage Bonds securing the Bonds referred to hereinafter and First Mortgage Bonds securing other Pollution Control Revenue Bonds of the Issuer for which the Account Party is liable) in an aggregate principal amount of $858,985,000 (the "Initial First Mortgage Bonds"); and

                   (y) the issuance and sale of $125,000,000 of Preferred Stock of the Account Party.

               Additionally, the Account Party has become bound by, and is entitled to the full rights and benefits of, the Rate Agreement (subject to any Governmental Approvals required from time to time as contemplated thereby) and has entered into the other Significant Contracts in connection with the effectiveness of the Plan and the Merger.

               The Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire (the "Issuer") has issued, pursuant to a Series D Loan and Trust Agreement, dated as of May 1, 1991 (as supplemented or amended from time to time with the written consent of the Issuing Bank, the "Indenture"), by and among the Issuer, the Account Party and State Street Bank and Trust Company, as trustee (such entity, or its successor as trustee, being the "Trustee"), $114,500,000 aggregate principal amount of The Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D) (such Bonds, together with any Tax-Exempt Refunding Bonds (as defined in the Indenture) issued to refund such bonds as provided in Article IV of the Indenture, being hereinafter referred to, collectively, as the "Bonds") and, pursuant to the Indenture, the Account Party has previously caused Citibank, N.A. ("Citibank") to issue the letter of credit referred to therein in favor of the Paying Agent.

               The Account Party now wishes to substitute a letter of credit issued by the Issuing Bank for the letter of credit previously issued by Citibank, and, in furtherance thereof, the Account Party has requested the Issuing Bank to issue its irrevocable letter of credit in favor of the Paying Agent, in substantially the form of Exhibit 1.01A hereto (such letter of credit of the Issuing Bank, as it may from time to time be extended or modified pursuant to the terms of this Agreement, being the "Letter of Credit"), in the amount of $121,014,000 (the "Stated Amount"), of which (i) $114,500,000 shall support the payment of principal of the Bonds (or the portion of the purchase or redemption price of the Bonds corresponding to principal), (ii) $6,514,000 shall support the payment of up to 128 days' interest on the principal amount of the Bonds (or the portion of the purchase or redemption price of the Bonds corresponding to interest), computed at a maximum interest rate of 16% per annum on the basis of the actual days elapsed and a year of 360 days, subject to modification as provided in Section 2.06 hereof, and (iii) $0.00 shall support the payment of premium on the Bonds. The Issuing Bank has agreed to issue the Letter of Credit subject to the terms and conditions set forth herein (including the terms and conditions relating to the rights and obligations of the Participating Banks).

               NOW, THEREFORE, in consideration of the premises and in order to induce the Issuing Bank to issue the Letter of Credit and the Participating Banks to participate in the Letter of Credit and make advances hereunder, the parties hereto agree as follows:

                                 ARTICLE I
                     DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.A. Certain Defined Terms. In addition to the terms defined in the Preliminary Statement hereto, as used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

          "Adjustment" at any time and for any purpose means whichever of the following, if any, is applicable at such time:

               (1) an increase of 0.25% per annum in the event that, and at all times during which, the First Mortgage Bonds (or if no First Mortgage Bonds are then outstanding, the senior secured long-term Debt of the Account Party not entitled to the benefits of a letter of credit or other credit enhancement facility) (the "Senior Debt") are rated Ba1 (or lower) by Moody's or BB+ (or lower) by S&P; or

               (2) a decrease of 0.125% per annum in the event that, and at all times during which, the Senior Debt is rated Baa2 (or higher) by Moody's and BBB (or higher) by S&P;

     The Adjustment shall be redetermined upon any change in the rating of the Senior Debt by either Moody's or S&P, and shall be effective from the date of such change.

          "Advances" means Initial Advances and Term Advances, without differentiation; individually, an "Advance".

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement for Capacity Transfer" means the Agreement for Capacity Transfer, dated as of December 1, 1989, between The
     Connecticut Light and Power Company ("CL&P") and the Account Party, as amended by the First Amendment to Agreement for Capacity Transfer, dated as of May 1, 1992 between CL&P and the Account Party, which provides for capacity transfers from the Account Party to CL&P.

          "Alternate Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum equal at all times to the highest from time to time of:

               (a) the rate of interest announced publicly by Barclays in New York, New York, from time to time, as Barclays' prime rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate from time to time.

     Each change in the Alternate Base Rate shall take effect concurrently with any change in such prime rate or Federal Funds Rate, as the case may be.

          "Applicable Lending Office" means, with respect to each Participating Bank, (i)(A) such Participating Bank's "Domestic Lending Office" in the case of a Base Rate Advance, (B) such Participating Bank's "CD Lending Office" in the case of a CD Rate Advance and (C) such Participating Bank's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance, in each case as specified opposite such Participating Bank's name on Schedule I hereto (in the case of a Participating Bank initially party to this Agreement) or in the Participation Assignment pursuant to which such Participating Bank became a Participating Bank (in the case of any other Participating
     Bank), or (ii) such other office or affiliate of such Participating Bank as such Participating Bank may from time to time specify to the Account Party and the Agent.

          "Assessment Rate" means, for any Interest Period or any other period, the annual assessment rate per annum estimated by the Agent on the first day of such Interest Period or such other period, as the case may be, for determining the then average current annual assessment payable by insured banks to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits in the United States. The "Assessment Rate" shall be adjusted automatically on and as of the effective date of each change in any such rate.

          "Available Amount" in effect at any time means the maximum aggregate amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction for (i) any amount drawn by the Paying Agent to make a regularly scheduled payment of interest on the Bonds (unless such amount will not be reinstated under the Letter of Credit) or (ii) any amount not available to be drawn because Bonds are held by or for the account of the Account Party and/or in pledge for the benefit of the Issuing Bank, but after giving effect, nevertheless, to any reduction in the Stated Amount effected pursuant to Section 2.06 hereof.

          "Bankruptcy Court" has the meaning assigned to that term in the Preliminary Statement.

          "Base Rate Advance" means an Advance in respect of which the Account Party has selected in accordance with Article III hereof, or this Agreement otherwise provides for, interest to be computed on the basis of the Alternate Base Rate.

          "Bonds" has the meaning assigned to that term in the Preliminary Statement.

          "Business Day" means a day of the year that is not a Sunday or legal holiday or a day on which banks are authorized to close in New York City and, (i) if the applicable Business Day relates to any Eurodollar Rate Advance, is a day on which dealings are carried on in the London interbank market and/or (ii) if the applicable Business Day relates to any action to be taken by, or notice furnished to or by, or payment to be made to or by, the Trustee, the Paying Agent, the Remarketing Agent or the First Mortgage Trustee, is a day on which (A) banking institutions are not authorized pursuant to law to close, (B) the corporate trust office of the First Mortgage Trustee is open for business, (C) banking institutions in all of the cities in which the principal offices of the Issuing Bank, the Trustee, the Paying Agent, the First Mortgage Trustee and, if applicable, the Remarketing Agent are located are not required or authorized to remain closed and (D) the New York Stock Exchange is not closed.

          "CD Rate" means for any Interest Period for any CD Rate Advances comprising part of the same Term Borrowing, an interest rate per annum equal at all times during such Interest Period to the sum of:

               (i) the rate per annum obtained by dividing (x) the consensus bid rate determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of three New York certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of certificates of deposit of Barclays in an aggregate amount substantially equal to the CD Rate Advance of Barclays comprising part of the same Term Borrowing and with a maturity equal to such Interest Period, by (y) a percentage equal to 100% minus the Domestic Reserve Percentage for such Interest Period, plus

               (ii)      0.875% per annum; plus

               (iii)     the Assessment Rate for such Interest Period.

          "CD Rate Advance" means an Advance in respect of which the Account Party has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the CD Rate.

          "Closing Date" means the Business Day upon which each of the conditions precedent enumerated in Sections 5.01 and 5.02 hereof shall be fulfilled to the satisfaction of the Agent, the Issuing Bank, the Participating Banks and the Account Party. All transactions contemplated to occur on the Closing Date shall occur contemporaneously on or prior to October 5, 1992, at the offices of Porter & Travers, 120 West 45th Street, New York, New York 10036, at 10:00 A.M. (New York City time), or at such other place and time as the parties hereto may mutually agree.

          "CL&P" has the meaning assigned to that term in the definition of Agreement for Capacity Transfer.

          "Collateral" means all of the collateral in which liens, mortgages or security interests are purported to be granted by any or all of the Security Documents.

          "Commitment" means, for each Participating Bank, such Participating Bank's Percentage of the Available Amount.
     "Commitments" shall refer to the aggregate of the Commitments.

          "Common Equity" means, at any date, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding shares of common stock of the Account Party and the surplus, paid-in, earned and other, if any, of the Account Party.

          "Confidential Information" has the meaning assigned to that term in Section 10.09 hereof.

          "Conversion", "Convert" or "Converted" each refers to a conversion of Term Advances pursuant to Section 3.04 hereof, including, but not limited to any selection of a longer or shorter Interest Period to be applicable to such Term Advances or any conversion of a Term Advance as described in Section 3.04(c) hereof.

          "Credit Termination Date" means the date on which the Letter of Credit shall terminate in accordance with its terms.

          "Debt" means, for any Person, without duplication, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases (not including the Unit Contract), (v) obligations (contingent or otherwise) of such Person under reimbursement or similar agreements with respect to the issuance of letters of credit,
     (vi) net obligations (contingent or otherwise) of such Person under interest rate swap, "cap", "collar" or other hedging agreements, (vii) obligations of such person to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith,
     (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii), above, and (ix) liabilities in respect of unfunded vested benefits under ERISA Plans.

          "Default Rate" means a fluctuating interest rate equal at all times to 2% per annum above the Alternate Base Rate in effect from time to time.

          "Domestic Reserve Percentage" means, for any Interest Period or any other period, the reserve percentage applicable on the first day of such Interest Period or such other period, as the case may be, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Barclays with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States and with a maturity equal to such Interest Period or such other period, as the case may be. The "Domestic Reserve Percentage" shall be determined from time to time by the Agent and shall be adjusted automatically on and as of the effective date of each change in any reserve requirement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" of the Account Party within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Multiemployer Plan" means a "multiemployer plan" subject to Title IV of ERISA.

          "ERISA Plan" means an employee benefit plan (other than an ERISA Multiemployer Plan) maintained for employees of the Account Party or any ERISA Affiliate and covered by Title IV of ERISA.

          "ERISA Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of the Account Party or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
     (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means for any Interest Period for any Eurodollar Rate Advances comprising part of the same Term Borrowing, an interest rate per annum equal at all times during such Interest Period to the sum of:

               (i) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such rate is not such a multiple) determined by the Agent at which deposits in United States dollars in amounts comparable to the Eurodollar Rate Advance of Barclays comprising part of such Term Borrowing and for comparable periods as such Interest Period are offered by the principal office of Barclays in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, plus

               (ii)      0.75% per annum.

          "Eurodollar Rate Advance" means an Advance in respect of which the Account Party has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Reserve Percentage" of any Participating Bank for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Participating Bank with respect to liabilities or assets consisting of or including "eurocurrency liabilities" having a term equal to such Interest Period.

          "Event of Default" has the meaning assigned to that term in
     Section 8.01.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financing Agreements" has the meaning assigned to that term in the Preliminary Statement.

          "First Mortgage Bonds" means first mortgage bonds issued or to be issued by the Account Party and secured, directly or indirectly, collectively or severally, by one or more first-priority liens on all or part of the Indenture Assets pursuant to the First Mortgage Indenture or another indenture in form and substance satisfactory to the Majority Lenders. For purposes hereof, all or part of the First Mortgage Bonds may be issued as collateral for pollution control revenue bonds or industrial revenue bonds, whether taxable or tax exempt issued by the Account Party or by a governmental authority at the Account Party's request.

          "First Mortgage Indenture" means the General and Refunding Mortgage Indenture, between the Account Party and New England Merchants National Bank, as trustee and to which First Fidelity Bank, National Association, New Jersey, is to be successor trustee, dated as of August 15, 1978, as amended through the Plan Effective Date, and as the same may thereafter be amended, supplemented or modified from time to time.

          "First Mortgage Trustee" means the trustee from time to time under the First Mortgage Indenture.

          "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Bankruptcy Court), required in connection with either (i) the execution, delivery or performance of the Rate Agreement, any Loan Document, Related Document, Financing Agreement or Significant Contract, (ii) the grant and perfection of any security interest, lien or mortgage contemplated by the Security Documents, or (iii) the nature of the Account Party's business as conducted or the nature of the property owned or leased by it. For purposes of this Agreement, Chapter 362-C of the Revised Statutes Annotated of New Hampshire, in effect on the date hereof, shall be deemed to be a Governmental Approval.

          "Hazardous Substance" means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

          "Indemnified Person" has the meaning assigned to that term in
     Section 10.04(b) hereof.

          "Indenture" has the meaning assigned to that term in the Preliminary Statement.

          "Indenture Assets" means fixed assets of the Account Party (including related Governmental Approvals and regulatory assets) which from time to time are subject to the first-priority lien under the First Mortgage Indenture.

          "Information Memorandum" means the syndication memorandum, dated May 1992 regarding the Account Party and NU, as distributed to the Issuing Bank and the Participating Banks, including, without limitation, the Annual Reports of the Account Party and NU on Form 10-K for the fiscal year ended December 31, 1991.

          "Initial Advance" has the meaning assigned to that term in
     Section 3.02(a) hereof.

          "Initial First Mortgage Bonds" has the meaning assigned to that term in the Preliminary Statement.

          "Initial Repayment Date" has the meaning assigned to that term in
     Section 3.02(a) hereof.

          "Interest Component" has the meaning assigned to that term in the Letter of Credit.

          "Interest Drawing" has the meaning assigned to that term in the Letter of Credit.

          "Interest Period" has the meaning assigned to that term in
     Section 3.03(b) hereof.

          "Issuer" has the meaning assigned to that term in the Preliminary Statement.

          "Issuer Resolution" means the resolution adopted by the Issuer that authorized the issuance of the Bonds, approved the terms and provisions of the Bonds, and approved those of the documents related to the Bonds to which the Issuer is a party.

          "Letter of Credit" has the meaning assigned to that term in the Preliminary Statement.

          "Lien" has the meaning assigned to that term in Section 7.02(a) hereof.

          "Loan Documents" means this Agreement and the Security Documents.

          "Major Electric Generating Plants" means the following nuclear, combustion turbine and coal, oil or diesel-fired generating stations of the Account Party: the Merrimack generating station located in Bow, New Hampshire; the Newington generating station located in Newington, New Hampshire; the Schiller generating station located in Portsmouth, New Hampshire; the White Lake combustion turbine located in Tamworth, New Hampshire; the Millstone Unit No. 3 generating station located in Waterford, Connecticut, and the Wyman Unit No. 4 generating station located in Yarmouth, Maine.

          "Majority Lenders" means on any date of determination, (i) the Issuing Bank and (ii) Participating Banks who, collectively, on such date, have Percentages in the aggregate of at least 66-2/3%. Determination of those Participating Banks satisfying the criteria specified above for action by the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

          "Merger" means (i) the merger on June 5, 1992 of NU Acquisition Corp., a wholly-owned subsidiary of NU, with and into the Account Party and (ii) the transfer on the same date by the Account Party, as so merged, to NAEC of the Seabrook Interests in accordance with the Plan and the Rate Agreement.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "NAEC" means North Atlantic Energy Corporation, a corporation wholly-owned by NU for the sole purpose of acquiring the Seabrook Interests, which were acquired by NAEC from the Account Party on June 5, 1992.

          "NU" means Northeast Utilities, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts.

          "NUSCO" means Northeast Utilities Service Company, a Connecticut corporation and a wholly-owned subsidiary of NU.

          "Original Reimbursement Agreement" means the Series D Letter of Credit and Reimbursement Agreement, dated as of May 1, 1991, among the Account Party, Citibank and the Participating Banks referred to therein relating to the Issuer's Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project-1991 Taxable Series
     D).

          "Participant" shall have the meaning assigned to that term in
     Section 10.06(b) hereof.

          "Participating Banks" means the Persons listed on the signature pages hereof following the heading "Participating Banks" and any other Person who becomes a party hereto pursuant to Section 10.06 hereof.

          "Participation Assignment" means a participation assignment entered into pursuant to Section 10.06 hereof by any Participating Bank and an assignee, in substantially the form of Exhibit 1.01B hereto.

          "Participation Percentage" means, as of any date of determination
     (i) with respect to a Participating Bank initially a party hereto, the percentage set forth opposite such Participating Bank's name on the signature pages hereof, except as provided in clause (iii), below,
     (ii) with respect to a Participating Bank that became a party hereto by operation of Section 10.06(a) hereof, the Participation Percentage stated to be assumed by such assignee Participating Bank in the relevant Participation Assignment, except as provided in clause (iii), below, and (iii) with respect to any Participating Bank described in clauses (i) and (ii), above, that assigns a percentage of its interests in accordance with Section 10.06(a) hereof, its participation percentage as reduced by the percentage so assigned.

          "Paying Agent" means (i) Security Pacific National Trust Company (New York), as the initial paying agent for the Bonds under the Indenture, and (ii) any successor paying agent for the Bonds under the Indenture.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

          "Permitted Investments" means each and any of the following so long as (A) with respect to Permitted Investments held or maintained by the Issuing Bank as collateral security, if any, no such Permitted Investment shall have a final maturity later than one month from the date of investment therein and (B) with respect to all other Permitted Investments, no such Permitted Investment shall have a final maturity later than 12 months from the date of investment therein and all such Permitted Investments, collectively, shall have a dollar-weighted average maturity no later than six months from any date of determination:

               (i) direct obligations of the United States of America, or obligations guaranteed as to principal and interest by the United States of America;

               (ii) subject to any more stringent requirement contained in the Financing Agreements, certificates of deposit, eurodollar certificates of deposit or bankers' acceptances issued, or time deposits held, or investment contracts guaranteed, by (a) any Participating Bank or any of the "Banks" under the Financing Agreements; or (b) any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof, or of any other country which is a member of the Organization for Economic Cooperation and Development (or a political subdivision of any such country) having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) AA- or better by Standard & Poor's Corporation or Aa3 or better by Moody's Investors Service, Inc. (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

               (iii) subject to any more stringent requirement contained in the Financing Agreements, obligations with any Participating Bank, any of such Banks or any other bank or trust company described in clause (ii), above, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Participating Bank, Bank or other bank or trust company;

               (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper); and

               (v) obligations of NU or any Affiliate of NU held or maintained in accordance with NUSCO intercompany lending arrangements.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, estate, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" has the meaning assigned to that term in the Preliminary Statement.

          "Plan Effective Date" has the meaning assigned to that term in the Preliminary Statement.

          "Pledge Agreement" means the Series D Pledge Agreement, dated as of May 1, 1991, by the Account Party in favor of Citibank, as amended by a First Amendment thereto (the "Pledge Amendment") in substantially the form of Exhibit 1.01C hereto, and as the same may from time to time be amended, modified or supplemented.

          "Pledged Bonds" shall have the meaning assigned to that term in the Pledge Agreement.

          "Preferred Stock" means 5,000,000 shares of Series A Preferred Stock of the Account Party (par value $25).

          "Premium Component" has the meaning assigned to that term in the Letter of Credit.

          "Principal Component" has the meaning assigned to that term in the Letter of Credit.

          "PSNH Mortgage" has the meaning assigned to that term in the Financing Agreements.

          "Purchase Contract" means the Series D and E Bond Purchase Agreement, dated May 15, 1991, among the Issuer, the Account Party, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

          "Rate Agreement" means the Agreement dated as of November 22, 1989, as amended by the First Amendatory Agreement dated as of December 5, 1989, and the Second Amendatory Agreement dated as of December 12, 1989, among NUSCO, the Governor and Attorney General of the State of New Hampshire and adopted by the Account Party as of July 10, 1990 (without giving effect to any deemed modification effected pursuant to Section 2(c) thereof except and to the extent the Majority Lenders shall have consented thereto in writing, and excluding the Unit Contract appended as Exhibit A thereto subsequent to the effectiveness of such contract).

          "Recipient" has the meaning assigned to that term in Section
     10.09 hereto.

          "Related Documents" means the Letter of Credit, the Bonds, the Indenture, any Remarketing Agreement and the Purchase Contract.

          "Remarketing Agent" has the meaning assigned to that term in the Indenture.

          "Remarketing Agreement" means (i) the Remarketing Agreement, dated as of May 1, 1991, between the Account Party and Goldman, Sachs Money Markets Inc., as the same may be amended from time to time; and
     (ii) any successor remarketing agreement between the Account Party and a successor Remarketing Agent as shall be in effect from time to time in accordance with the terms of the Indenture.

          "Restricted Payment" has the meaning assigned to that term in
     Section 7.02(f) hereof.

          "S&P" means Standard and Poor's Corporation or any successor thereto.

          "Seabrook" means the nuclear-fueled, steam-electric generating plant at a site located in Seabrook, New Hampshire, and the related real property interests, fixtures, and other fixed assets.

          "Seabrook Interests" means all right, title and interest of the Account Party, prior to the Merger, in and to the fixed assets of Seabrook, nuclear fuel relating to Seabrook and Governmental Approvals relating thereto, including the undeveloped land adjacent to Seabrook then wholly-owned by the Account Party and described as the "Adjacent Property" in Schedule D to the PSNH Mortgage.

          "Security Documents" means the Pledge Agreement, the Indenture, the First Mortgage Indenture and the Series F First Mortgage Bonds.

          "Series E Reimbursement Agreement" means (i) the Series E Letter of Credit and Reimbursement Agreement, dated as of May 1, 1991, among the Account Party, Citibank and the Participating Banks referred to therein relating to the Issuer's Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project-1991 Taxable Series
     E), as the same may from time to time be amended, modified or supplemented or (ii) any reimbursement agreement or similar agreement relating to a substitute Credit Facility applicable to such bonds.

          "Series F First Mortgage Bonds" means the Account Party's Series F First Mortgage Bonds.

          "Sharing Agreement" means the Sharing Agreement, dated as of June 1, 1992, among CL&P, Western Massachusetts Electric Company, Holyoke Water Power Company, Holyoke Power and Electric Company, the Account Party and NUSCO.

          "Significant Contracts" means the following contracts, in each case as the same may be amended, modified or supplemented from time to time in accordance with this Agreement:

               (i)  the Agreement for Capacity Transfer;

               (ii)      the Sharing Agreement;

               (iii)     the Tax Allocation Agreement; and

               (iv)      the Unit Contract.

          "Stated Amount" has the meaning assigned to that term in the Preliminary Statement hereto.

          "Stated Termination Date" means the expiration date specified in clause (i) of the first paragraph of Paragraph (1) of the Letter of Credit, as such date may be extended pursuant to Section 2.05 hereof.

          "Tax Allocation Agreement" means the Amended and Restated Tax Allocation Agreement, dated as of January 1, 1990, among NU and the members of the consolidated group of which NU is the common parent, including, without limitation, the Account Party.

          "Tender Drawing" has the meaning assigned to that term in the Letter of Credit.

          "Term Advance" has the meaning assigned to that term in Section 3.02(b) hereof, and refers to a Base Rate Advance, a CD Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Term Advance). The Type of a Term Advance may change from time to time when such Term Advance is Converted. For purposes of this Agreement, all Term Advances of a Participating Bank (or portions thereof) made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single Term Advance by such Participating Bank until repaid or next Converted.

          "Term Borrowing" means a borrowing consisting of Term Advances of the same Type and Interest Period made on the same day by the Participating Banks, ratably in accordance with their respective Participation Percentages. A Term Borrowing may be referred to herein as being a "Type" of Term Borrowing, corresponding to the Type of Term Advances comprising such Term Borrowing. For purposes of this Agreement, all Term Advances made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single Term Borrowing until repaid or next Converted.

          "Termination Date" means the Stated Termination Date or the earlier date of termination of the Commitments pursuant to Sections
     2.02 or 8.02 hereunder.

          "Total Capitalization" means, as of any day, the aggregate of all amounts that would, in accordance with generally accepted accounting principles applied on a basis consistent with the standards referred to in Section 1.03 hereof, appear on the balance sheet of the Account Party as at such day as the sum of (i) the principal amount of all long-term Debt of the Account Party on such day, (ii) the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Account Party on such day, (iii) the surplus of the Account Party, paid-in, earned and other, if any, on such day and (iv) the unpaid principal amount of all short-term Debt of the Account Party on such day.

          "Trustee" has the meaning assigned to that term in the Preliminary Statement hereto.

          "Type" has the meaning assigned to such term in the definitions of "Term Advance" and "Term Borrowing" herein.

          "Unit Contract" means the Unit Contract, dated as of June 1, 1992, between the Account Party and NAEC.

          "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     SECTION 1.B. Computation of Time Periods. In the computation of periods of time under this Agreement any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.C. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial projections and pro-formas referred to in Section 5.01 hereof.

     SECTION 1.D. Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (i) the Available Amount on such date, (ii) the aggregate principal amount of all Advances outstanding on such date and (iii) the aggregate amount of all demand loans under Section 3.01 hereunder on such date, in each case after giving effect to all transactions to be made on such date and the application of the proceeds thereof.


                                ARTICLE II
                           THE LETTER OF CREDIT

     SECTION 2.01. The Letter of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth (including, without limitation, the applicable conditions precedent set forth in Article V hereof), to issue the Letter of Credit to the Paying Agent, upon not less than three Business Days prior notice from the Account Party, on the Closing Date.

     SECTION 2.02.  Termination of the Commitments.   The obligation of the
Issuing Bank to issue the Letter of Credit shall automatically terminate if unexercised at 5:00 P.M. (New York City time) on October 15, 1992.

     SECTION 2.03. Commissions and Fees. (a) The Account Party hereby agrees to pay to the Agent, for the account of the Participating Banks ratably in accordance with their respective Participation Percentages, a letter of credit commission on the Available Amount in effect from time to time from the date of issuance of the Letter of Credit until the Termination Date (disregarding for such purpose any temporary diminution thereof arising from drawings under the Letter of Credit to pay interest (or purchase price corresponding to interest) on the Bonds, regardless of whether the amount so drawn shall be thereafter reinstated), at a rate equal to 0.725% per annum as increased or decreased by the Adjustment, payable quarterly in arrears on the first day of October, January, April and July in each year, commencing on the first such date to occur following the date of issuance of the Letter of Credit, and on the Credit Termination Date.

     (b) The Account Party also agrees to pay to the Agent for the account of the Participating Banks ratably in accordance with their respective Participation Percentages, a one-time participation fee in the amount agreed upon by the Agent and the Account Party, such participation fee to be payable in full simultaneously with the issuance of the Letter of Credit.

     (c) The Account Party also agrees to pay to the Agent, for the account of the Issuing Bank, such other fees as have been agreed upon by the Account Party and the Issuing Bank.

     (d) The Account Party also agrees to pay to the Agent, for its own account, such other fees as have been agreed upon by the Account Party and the Agent.

     SECTION 2.04. Reinstatement of the Letter of Credit. (a) The Interest Component and the Principal Component shall, from time to time, be reinstated by the Issuing Bank in accordance with, and only to the extent provided in, the Letter of Credit. In no event shall reductions in the Premium Component be reinstated.

     (b) Interest Component. With respect to reinstatement of reductions in the Interest Component resulting from Interest Drawings:

          (i) The Issuing Bank may only deliver to the Paying Agent any notice of non-reinstatement pursuant to Paragraph 5(i)(A) of the Letter of Credit if (A) the Issuing Bank and/or the Participating Banks have not been reimbursed in full by the Account Party for one or more drawings, together with interest, if any, owing thereon pursuant to this Agreement, or (B) an Event of Default has occurred and is then continuing.

          (ii) If, subsequent to any such delivery of a notice of non-reinstatement, the circumstances giving rise to the delivery of such notice of non-reinstatement shall have ceased to exist (whether as a result of reimbursement of unreimbursed drawings, or waiver or cure of an Event of Default, or otherwise), then, provided that no other Event of Default shall have occurred and be continuing, the Issuing Bank shall deliver to the Paying Agent, by hand delivery or facsimile transmission, a Notice of Reinstatement in the form of Exhibit 5 to the Letter of Credit reinstating that portion of the Interest Component in respect of which such notice of non-reinstatement was given.

     (c) Principal Component. With respect to reinstatement of a reduction in the Principal Component resulting from any Tender Drawing, IF:

          (i) such reduction has not been reinstated pursuant to Paragraph 5(ii)(A) of the Letter of Credit;

          (ii) the Issuing Bank and/or the Participating Banks shall have been reimbursed by the Account Party for such Tender Drawing;

          (iii) any demand loan(s) and Advance(s) made in respect of such Tender Drawing shall have been repaid by the Account Party, together with any interest thereon and any other amounts payable hereunder in connection therewith; AND

          (iv) no Event of Default shall have occurred and then be continuing;

THEN, the Issuing Bank shall deliver to the Paying Agent, by hand delivery or facsimile transmission, a Notice of Reinstatement in the form of Exhibit 5 to the Letter of Credit reinstating the Principal Component to the extent of such Tender Drawing.

     SECTION 2.05. Extension of the Stated Termination Date. Unless the Letter of Credit shall have previously expired in accordance with its terms, at least 105 days but not more than 120 days before the Stated Termination Date, the Account Party may, by notice to the Agent (any such notice being irrevocable), request the Issuing Bank and the Participating Banks to extend the Stated Termination Date of the Letter of Credit for a period of one year. If the Account Party shall make such request, the Agent shall promptly inform the Issuing Bank and the Participating Banks and, no later than 60 days prior to the Stated Termination Date, the Agent shall notify the Account Party in writing (with a copy of such notice to the Trustee and the Paying Agent) if the Issuing Bank and the Participating Banks consent to such request and the conditions of such consent (including conditions relating to legal documentation). The granting of any such consent shall be in the sole and absolute discretion of the Issuing Bank and the Participating Banks, and if the Agent shall not so notify the Account Party, such lack of notification shall be deemed to be a determination not to consent to such request.

     SECTION 2.06. Modification of the Letter of Credit. In the event that the Account Party elects to cause the issuance of Tax-Exempt Refunding Bonds (as defined in the Indenture) pursuant to Article IV of the Indenture, the Account Party may, but shall not be obligated to, propose amendments to the Letter of Credit to change the method of computing the Interest Component or such other terms thereof as may be necessary or appropriate in connection with such issuance. Any such proposal shall be furnished to the Issuing Bank in writing not later than 60 days prior to the date proposed for such issuance. If the Issuing Bank shall consent to such amendments (which consent, subject to the provisions of the next succeeding sentence, shall not be unreasonably withheld) the Issuing Bank shall, upon surrender of the Letter of Credit by the beneficiary thereof for amendment (or replacement, as the Issuing Bank may elect), amend the Letter of Credit accordingly (or issue a replacement Letter of Credit therefor reflecting such amendments but otherwise identical to the Letter of Credit so surrendered). Notwithstanding the foregoing, the Issuing Bank shall not be obligated to consent to any amendment or amendments that (i) increase the Stated Amount or the then-existing Available Amount, (ii) change or modify in any respect the Credit Termination Date or any provision for determining the expiry or other termination of the Letter of Credit, (iii) change or modify in any respect the times, places or manner at or in which drawings under the Letter of Credit are to be presented or paid, (iv) change or modify in any respect the forms of drawing certificates and other annexes to the Letter of Credit, (v) change the beneficiary of the Letter of Credit or the method prescribed therein for the transfer of the Letter of Credit or (vi) as determined in the good faith discretion of the Issuing Bank and its counsel, increase or enlarge the scope, or modify the nature, of the Issuing Bank's and the Participating Banks' credit exposure to the Account Party or any legal risks related thereto or expose the Issuing Bank to any additional liability. In furtherance of the foregoing, the Issuing Bank may condition the granting of such consent on the receipt by the Issuing Bank of such certificates, opinions of counsel and other assurances of the Account Party and its counsel, or bond counsel or the Trustee or Paying Agent, as the Issuing Bank may reasonably require. Each Participating Bank, by its execution of this Agreement, or of the Participation Assignment pursuant to which it became a Participating Bank, consents to, ratifies and affirms all actions taken and to be taken by the Issuing Bank pursuant to this Section 2.06.

                                ARTICLE III
                        REIMBURSEMENT AND ADVANCES

     SECTION 3.01.  Reimbursement on Demand.  Subject to the provisions of
Section 3.02 hereof, the Account Party hereby agrees to pay (whether with the proceeds of Initial Advances made pursuant to this Agreement or otherwise) to the Issuing Bank on demand (a) on and after each date on which the Issuing Bank shall pay any amount under the Letter of Credit pursuant to any draft, but only after so paid by the Issuing Bank, a sum equal to such amount so paid (which sum shall constitute a demand loan from the Issuing Bank to the Account Party from the date of such payment by the Issuing Bank until so paid by the Account Party), plus (b) interest on any amount remaining unpaid by the Account Party to the Issuing Bank under clause (a), above, from the date such amount becomes payable on demand until payment in full, at the Default Rate in effect from time to time. No reinstatement of the Interest Component or the Principal Component despite the failure by the Account Party to reimburse the Issuing Bank for any previous drawing to pay interest on the Bonds shall limit or impair the Account Party's obligations under this Section 3.01.

     SECTION 3.02. Advances. Each Participating Bank agrees to make Initial Advances and Term Advances for the account of the Account Party from time to time upon the terms and subject to the conditions set forth in this Agreement.

     (a) Initial Advances; Repayment of Initial Advances. If the Issuing Bank shall honor any Tender Drawing and if the conditions precedent set forth in Section 5.03 of this Agreement have been satisfied as of the date of such honor, then, each Participating Bank's payment made to the Issuing Bank pursuant to Section 3.07 hereof in respect of such Tender Drawing shall be deemed to constitute an advance made for the account of the Account Party by such Participating Bank (each such advance being an "Initial Advance" made by such Participating Bank). Each Initial Advance shall be made as a Base Rate Advance, shall bear interest at the Alternate Base Rate and shall not be entitled to be Converted. Subject to Article VIII of this Agreement, each Initial Advance and all interest thereon shall be due and payable on the earlier to occur of (i) the date 30 days from the date of such Initial Advance (such repayment date being the "Initial Repayment Date" for such Initial Advance) and (ii) the Termination Date. The Account Party may repay the principal amount of any Initial Advance with (and to the extent of) the proceeds of a Term Advance made pursuant to subsection (b), below, and may prepay Initial Advances in accordance with
Section 3.06 hereof.

     (b) Term Advances; Repayment. Subject to the satisfaction of the conditions precedent set forth in Section 5.04 hereof and the other conditions of this subsection (b), each Participating Bank agrees to make one or more advances for the account of the Account Party ("Term Advances") on each Initial Repayment Date in an aggregate principal amount equal to the amount of such Participating Bank's Initial Advances maturing on such Initial Repayment Date. All Term Advances comprising a single Term Borrowing shall be made upon written notice given by the Account Party to the Agent not later than 11:00 A.M. (New York City time) (A) in the case of a Term Borrowing comprised of Base Rate Advances, on the Business Day of such proposed Term Borrowing, (B) in the case of a Term Borrowing comprised of CD Rate Advances, two Business Days prior to the date of such Term Borrowing and (C) in the case of a Term Borrowing comprised of Eurodollar Rate Advances, three Business Days prior to the date of such proposed Term Borrowing. The Agent shall notify each Participating Bank of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (W) the date on which such Term Borrowing is to be made, (X) the principal amount of Term Advances comprising such Term Borrowing, (Y) the Type of Term Borrowing and (Z) the duration of the initial Interest Period, if applicable, proposed to apply to the Term Advances comprising such Term Borrowing. The proceeds of each Participating Bank's Term Advances shall be applied solely to the repayment of the Initial Advances made by such Participating Bank and shall in no event be made available to the Account Party. The principal amount of each Term Advance, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier to occur of (x) the same calendar date occurring 35 months following the date upon which such Term Advance is made (or, if such month does not have a corresponding date, on the last day of such month) and (y) the Termination Date.

     SECTION 3.03.  Interest on Advances.   The Account Party shall pay
interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full at the applicable rate set forth below:

          (a) Alternate Base Rate. Except to the extent that the Account Party shall elect to pay interest on any Advance for any Interest Period pursuant to paragraph (c) or (d) of this Section 3.03, the Account Party shall pay interest on each Advance (including all Initial Advances) from the date thereof until the date such Advance is due, at a fluctuating interest rate per annum in effect from time to time equal to the Alternate Base Rate in effect from time to time.
     The Account Party shall pay interest on each Advance bearing interest in accordance with this subsection quarterly in arrears on the first day of October, January, April and July in each year and on the Termination Date or the earlier date for repayment of such Advance (including the Initial Repayment Date therefor, in the case of an Initial Advance).

          (b) Interest Periods. Subject to the other requirements of this Section 3.03, the Account Party may from time to time elect to have the interest on all Term Advances comprising part of the same Term Borrowing determined and payable for a specified period (an "Interest Period" for such Term Advances) in accordance with paragraph
     (c) or (d) of this Section 3.03. The first day of an Interest Period for such Term Advances shall be the date such Advance is made or most recently Converted, which shall be a Business Day. All Interest Periods shall end on or prior to the Stated Termination Date. Any Interest Period for a Term Advance that would otherwise end after the Termination Date or earlier date for the repayment of such Advance shall be deemed to end on the Termination Date or such earlier repayment date, as the case may be.

          (c) CD Rate. Subject to the requirements of this Section 3.03 and Article V hereof, the Account Party may from time to time elect to have any Term Advances comprising part of the same Term Borrowing made as, or Converted to, CD Rate Advances. The Interest Period applicable to such CD Rate Advances shall be of 30, 60, 90 or 180 days' duration, as the Account Party shall select in its notice delivered to the Agent pursuant to Section 3.02(b) or 3.04 hereof, as applicable. If the Account Party shall have made such election, the Account Party shall pay interest on such CD Rate Advances at the CD Rate, for the applicable Interest Period for such CD Rate Advances, which interest shall be payable on the last day of such Interest Period, on the date for repayment for such CD Rate Advances and also, in the case of any Interest Period of 180 days' duration, on the 90th day of such Interest Period.

          (d)  Eurodollar Rate.  Subject to the requirements of this
     Section 3.03 and Article V hereof, the Account Party may from time to time elect to have any Term Advances comprising part of the same Term Borrowing made as, or Converted to, Eurodollar Rate Advances. The Interest Period applicable to such Eurodollar Rate Advances shall be of one, two, three or six whole months' duration, as the Account Party shall select in its notice delivered to the Agent pursuant to Section 3.02(b) or 3.04 hereof, as applicable. If the Account Party shall have made such election, the Account Party shall pay interest on such Eurodollar Rate Advances at the Eurodollar Rate, for the applicable Interest Period for such Eurodollar Rate Advances, which interest shall be payable on the last day of such Interest Period, on the date for repayment for such Eurodollar Rate Advances and also, in the case of any Interest Period of six months' duration, on that day of the third month of such Interest Period which corresponds with the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month). Any Interest Period pertaining to Eurodollar Rate Advances that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          (e) Interest Rate Determinations. The Agent shall give prompt notice to the Account Party and the Participating Banks of the Eurodollar Rate or CD Rate determined from time to time by the Agent to be applicable to each Eurodollar Rate Advance or CD Rate Advance, as the case may be.

          SECTION 3.04. Conversion of Term Advances. Subject to the satisfaction of the conditions precedent set forth in Section 5.03 hereof, the Account Party may elect to Convert one or more Term Advances of any Type to one or more Term Advances of the same or any other Type on the following terms and subject to the following conditions:

          (a) Each Conversion shall be made as to all Term Advances comprising a single Term Borrowing upon written notice given by the Account Party to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion. The Agent shall notify each Participating Bank of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (A) the date of such proposed Conversion (which in the case of CD Rate Advances or Eurodollar Rate Advances shall be the last day of the Interest Period then applicable to such Term Advances to be Converted), (B) Type of, and Interest Period, if any, applicable to the Term Advances proposed to be Converted, (C) the aggregate principal amount of Term Advances proposed to be Converted, and (D) the Type of Term Advances to which such Term Advances are proposed to be Converted and the Interest Period, if any, to be applicable thereto.

          (b) During the continuance of an Unmatured Default or an Event of Default, the right of the Account Party to Convert Term Advances to CD Rate Advances or to Eurodollar Rate Advances shall be suspended, and all CD Rate Advances and Eurodollar Rate Advances then outstanding shall be Converted to Base Rate Advances on the last day of the Interest Period then in effect, if, on such day, an Unmatured Default or an Event of Default shall be continuing.

          (c) If no notice of Conversion is received by the Agent as provided in subsection (a) above with respect to any outstanding CD Rate Advances or Eurodollar Rate Advances, the Agent shall treat such absence of notice as a deemed notice of Conversion providing for such Advances to be Converted to Base Rate Advances on the last day of the Interest Period then in effect for such CD Rate Advances or Eurodollar Rate Advances.

     SECTION 3.05. Other Terms Relating to the Making and Conversion of Advances. (a) Notwithstanding anything in Section 3.02, 3.03 or 3.04, above, to the contrary:

          (i) at no time shall more than six different Term Borrowings be outstanding hereunder; and

          (ii) each Term Borrowing consisting of CD Rate Advances or Eurodollar Rate Advances shall be in the aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) Each notice of borrowing pursuant to Section 3.02(b) hereof and each notice of Conversion pursuant to Section 3.04 hereof shall be irrevocable and binding on the Account Party.

     SECTION 3.06. Prepayment of Advances. (a) The Account Party shall have no right to prepay any principal amount of any Advances except in accordance with subsections (b) and (c) below.

     (b) The Account Party may, upon at least one Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment (and if such notice is given the Account Party shall), prepay, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, the outstanding principal amount of (i) all Initial Advances made on the same date or (ii) all Term Advances comprising the same Term Borrowing, in each case as the Account Party shall designate in such notice; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000, or, if less, the aggregate principal amount of all Advances then outstanding.

     (c) Prior to or simultaneously with the resale of all of the Bonds purchased with the proceeds of a Tender Drawing, the Account Party shall prepay, or cause to be prepaid, in full, the then outstanding principal amount of all Initial Advances and of all Term Advances comprising the same Term Borrowing(s) arising pursuant to such Tender Drawing, together with all interest thereon to the date of such prepayment. If less than all of such Bonds are resold, then prior to or simultaneously with such resale the Account Party shall prepay or cause to be prepaid that portion of such Advances, together with all interest thereon to the date of such prepayment, equal to the then outstanding principal amount thereof multiplied by a fraction, the numerator of which shall be the principal amount of the Bonds resold and the denominator of which shall be the principal amount of all of the Bonds purchased with the proceeds of the relevant Tender Drawing.

     SECTION 3.07. Participation; Reimbursement of Issuing Bank. (a) The Issuing Bank hereby sells and transfers to each Participating Bank, and each Participating Bank hereby acquires from the Issuing Bank, an undivided interest and participation to the extent of such Participating Bank's Participation Percentage in and to (i) the Letter of Credit, including the obligations of the Issuing Bank under and in respect thereof and the Account Party's reimbursement and other obligations in respect thereof and
(ii) each demand loan or deemed demand loan made by the Issuing Bank, whether now existing or hereafter arising.

     (b) If the Issuing Bank (i) shall not have been reimbursed in full for any payment made by the Issuing Bank under the Letter of Credit on the date of such payment or (ii) shall make any demand loan to the Account Party, the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify each Participating Bank of such non-reimbursement or demand loan and the amount thereof. Upon receipt of such notice from the Agent, each Participating Bank shall pay to the Issuing Bank, directly, an amount equal to such Participating Bank's ratable portion (according to such Participating Bank's Participation Percentage) of such unreimbursed amount or demand loan paid or made by the Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of such payment by the Issuing Bank to the date of payment to the Issuing Bank by such Participating Bank. All such payments by each Participating Bank shall be made in United States dollars and in same day funds:

          (x) not later than 2:45 P.M. (New York City time) on the day such notice is received by such Participating Bank if such notice is received at or prior to 12:30 P.M. (New York City time) on a Business Day; or

          (y) not later than 12:00 Noon (New York City time) on the Business Day next succeeding the day such notice is received by such Participating Bank, if such notice is received after 12:30 P.M. (New York City time) on a Business Day.

If a Participating Bank shall have paid to the Issuing Bank its ratable portion of any unreimbursed amount or demand loan paid or made by the Issuing Bank, together with all interest thereon required by the second sentence of this subsection (b), such Participating Bank shall be entitled to receive its ratable share of all interest paid by the Account Party in respect of such unreimbursed amount or demand loan from the date paid or made by the Issuing Bank. If such Participating Bank shall have made such payment to the Issuing Bank, but without all such interest thereon required by the second sentence of this subsection (b), such Participating Bank shall be entitled to receive its ratable share of the interest paid by the Account Party in respect of such unreimbursed amount or demand loan only from the date it shall have paid all interest required by the second sentence of this subsection (b).

     (c) Each Participating Bank's obligation to make each payment to the Issuing Bank, and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the foregoing or Section 4.06 hereof, or the occurrence or continuance of an Event of Default, or the non-satisfaction of any condition precedent set forth in Sections 5.03 or
5.04 hereof, or the failure of any other Participating Bank to make any payment under this Section 3.07. Each Participating Bank further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (d) The failure of any Participating Bank to make any payment to the Issuing Bank in accordance with subsection (b) above, shall not relieve any other Participating Bank of its obligation to make payment, but neither the Issuing Bank nor any Participating Bank shall be responsible for the failure of any other Participating Bank to make such payment. If any Participating Bank shall fail to make any payment to the Issuing Bank in accordance with subsection (b) above, then such Participating Bank shall pay to the Issuing Bank forthwith on demand such corresponding amount together with interest thereon, for each day until the date such amount is repaid to the Issuing Bank at the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Participating Bank.

     (e) If any Participating Bank shall fail to make any payment to the Issuing Bank in accordance with subsection (b) above, then, in addition to other rights and remedies which the Issuing Bank may have, the Agent is hereby authorized, at the request of the Issuing Bank, to withhold and to apply the payment of such amounts owing to such Participating Bank to the Issuing Bank and any related interest, that portion of any payment received by the Agent that would otherwise be payable to such Participating Bank.
In furtherance of the foregoing, if any Participating Bank shall fail to make any payment to the Issuing Bank in accordance with subsection (b), above, and such failure shall continue for five Business Days following written notice of such failure from the Issuing Bank to such Participating Bank, the Issuing Bank may acquire, or transfer to a third party in exchange for the sum or sums due from such Participating Bank, such Participating Bank's interest in the related unreimbursed amounts and demand loans and all other rights of such Participating Bank hereunder in respect thereof, without, however, relieving such Participating Bank from any liability for damages, costs and expenses suffered by the Issuing Bank as a result of such failure. The purchaser of any such interest shall be deemed to have acquired an interest senior to the interest of such Participating Bank and shall be entitled to receive all subsequent payments which the Issuing Bank or the Agent would otherwise have made hereunder to such Participating Bank in respect of such interest.


                                ARTICLE IV
                                 PAYMENTS

     SECTION 4.01.  Payments and Computations.  (a)   The Account Party
shall make each payment hereunder (i) in the case of reimbursement obligations pursuant to Section 3.01 hereof (excluding any portion thereof in respect of which an Initial Advance is to be made), not later than 2:30 P.M. (New York City time) on the day the related drawing under the Letter of Credit is paid by the Issuing Bank, and (ii) in all other cases, not later than 12:30 P.M. (New York City time) on the day when due, in each case in lawful money of the United States of America to the Agent at its address referred to in Section 10.02 hereof in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of reimbursements, principal, interest, fees or other amounts payable to the Issuing Bank and the Participating Banks to whom the same are payable, ratably, at its address set forth in Section 10.02 hereof (in the case of the Issuing Bank) or for the account of their respective Applicable Lending Offices (in the case of the Participating Banks), in each case to be applied in accordance with the terms of this Agreement.

     (b) The Account Party hereby authorizes the Issuing Bank, and each Participating Bank, if and to the extent payment owed to the Issuing Bank, or such Participating Bank, as the case may be, is not made when due hereunder, to charge from time to time against any or all of the Account Party's accounts with the Issuing Bank or such Participating Bank, as the case may be, any amount so due.

     (c) All computations of interest based on the Alternate Base Rate when based on Barclays' prime rate referred to in the definition of "Alternate Base Rate" and all computations of commissions and fees hereunder shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest hereunder (including computations of interest based on the CD Rate, the Eurodollar Rate and the Federal Funds Rate (including the Alternate Base Rate if and so long as such Rate is based on the Federal Funds Rate)), and of other amounts pursuant to Section 4.03 hereof, shall be made by the Agent or the party claiming such other amounts, as the case may be, on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest, commissions or fees are payable. Each such determination by the Agent or a Participating Bank, as the case may be, shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commissions and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

     (e) Unless the Agent shall have received notice from the Account Party prior to the date on which any payment is due to the Issuing Bank or the Participating Banks hereunder that the Account Party will not make such payment in full, the Agent may assume that the Account Party has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to the Issuing Bank and/or each Participating Bank on such due date an amount equal to the amount then due the Issuing Bank and/or such Participating Bank. If and to the extent the Account Party shall not have so made such payment in full to the Agent, the Issuing Bank and/or each such Participating Bank shall repay to the Agent forthwith on demand such amount distributed to the Issuing Bank and/or such Participating Bank, together with interest thereon, for each day from the date such amount is distributed to the Issuing Bank and/or such Participating Bank until the date the Issuing Bank and/or such Participating Bank repays such amount to the Agent, at the Federal Funds Rate.

     (f) If, after the Agent has paid to the Issuing Bank or any Participating Bank any amount pursuant to subsection (a) above, such payment is rescinded or must otherwise be returned or must be paid over by the Agent or the Issuing Bank to any Person, whether pursuant to any bankruptcy or insolvency law, Section 4.04 hereof or otherwise, such Participating Bank shall, at the request of the Agent or the Issuing Bank, promptly repay to the Agent or the Issuing Bank, as the case may be, an amount equal to its ratable share of such payment, together with any interest required to be paid by the Agent or the Issuing Bank with respect to such payment.

     SECTION 4.02. Default Interest. Any amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at the Default Rate, payable on demand.

     SECTION 4.03. Yield Protection. (a) Change in Circumstances. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to the Issuing Bank or any Participating Bank of the principal of or interest on any Eurodollar Rate Advance or CD Rate Advance made by such Participating Bank or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of the Issuing Bank or such Participating Bank, or its Applicable Lending Office, by the jurisdiction in which the Issuing Bank or such Participating Bank has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or
(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit (or participatory interests therein) issued by, commitments or assets of, deposits with or for the account of, or credit extended by, the Issuing Bank or such Participating Bank (excluding, in the case of CD Rate Advances, any such requirement included in the CD Rate), or (iii) shall impose on the Issuing Bank or such Participating Bank any other condition affecting this Agreement, the Letter of Credit or participatory interests therein or Eurodollar Rate Advances or CD Rate Advances, and the result of any of the foregoing shall be (A) to increase the cost to the Issuing Bank or such Participating Bank of issuing, maintaining or participating in this Agreement or the Letter of Credit or of agreeing to make, making or maintaining any Advance or (B) to reduce the amount of any sum received or receivable by the Issuing Bank or such Participating Bank hereunder (whether of principal, interest or otherwise), then the Account Party will pay to the Issuing Bank or such Participating Bank, upon demand, such additional amount or amounts as will compensate the Issuing Bank or such Participating Bank for such additional costs incurred or reduction suffered.

     (b) Capital. If the Issuing Bank or any Participating Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participating Bank (or any Applicable Lending Office of the Issuing Bank or such Participating Bank), or any holding company of any such entity, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such entity's capital or on the capital of such entity's holding company, if any, as a consequence of this Agreement, the Letter of Credit or such entity's participatory interest therein, any Commitment hereunder or the portion of the Advances made by such entity pursuant hereto to a level below that which such entity or such entity's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such entity's policies and the policies of such entity's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such entity or such entity's holding company based upon the existence of this Agreement, the Letter of Credit or such entity's participatory interest therein, any Commitment hereunder, the portion of the Advances made by such entity pursuant hereto and other similar such credits, participations, commitments, agreements or assets, then from time to time the Account Party shall pay to the Issuing Bank or such Participating Bank, upon demand, such additional amount or amounts as will compensate such entity or such entity's holding company for any such reduction or allocable capital cost suffered.

     (c) Eurodollar Reserves. The Account Party shall pay to each Participating Bank upon demand, so long as such Participating Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of such Participating Bank's portion of each Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the rate described in clause (i) of the definition of "Eurodollar Rate" for the Interest Period for such Advance from (ii) the rate obtained by dividing such rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Participating Bank for such Interest Period. Such additional interest shall be determined by such Participating Bank and notified to the Account Party and the Issuing Bank.

     (d) Breakage Indemnity. The Account Party shall indemnify each Participating Bank against any loss, cost or reasonable expense which such Participating Bank may sustain or incur as a consequence of (i) any failure by the Account Party to fulfill on the date of any Advance or Conversion hereunder the applicable conditions set forth in Articles III and V,
(ii) any failure by the Account Party to Convert any Advance hereunder after irrevocable notice of Conversion has been given pursuant to
Section 3.04 hereof, (iii) any payment, prepayment or Conversion of a Eurodollar Rate Advance or CD Rate Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto,
(iv) any default in payment or prepayment of the principal amount of any Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance or CD Rate Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Participating Bank, of (A) its cost of obtaining the funds for the Advance being paid, prepaid, Converted or not borrowed (based on the Eurodollar Rate or CD Rate) for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Participating Bank) that would be realized by such Participating Bank in reemploying the funds so paid, prepaid, Converted or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that each Participating Bank shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the applicable interest rate for such Advance.

     (e) Notices. A certificate of the Issuing Bank or any Participating Bank setting forth such entity's claim for compensation hereunder and the amount necessary to compensate such entity or its holding company pursuant to subsections (a) through (d) of this Section 4.03 shall be submitted to the Account Party and the Issuing Bank and shall be conclusive and binding for all purposes, absent manifest error. The Account Party shall pay the Issuing Bank or such Participating Bank directly the amount shown as due on any such certificate within ten days after its receipt of the same. The failure of any entity to provide such notice or to make demand for payment under this Section 4.03 shall not constitute a waiver of such Participating Bank's rights hereunder; provided, that such entity shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section
4.03 in respect of any loss, cost, expense, reduction or reserve if such demand is made more than one year following the later of such entity's incurrence or sufferance thereof or such entity's actual knowledge of the event giving rise to such entity's rights pursuant to such subsections.
The protection of this Section 4.03 shall be available to the Issuing Bank and each Participating Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Participating Bank to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Account Party and the Issuing Bank, such Participating Bank may:

          (i) declare that Eurodollar Rate Advances will not thereafter be made by such Participating Bank hereunder, whereupon the right of the Account Party to select Eurodollar Rate Advances for any Advance or Conversion shall be forthwith suspended until such Participating Bank shall withdraw such notice as provided hereinbelow or shall cease to be a Participating Bank hereunder; and

          (ii) require that all outstanding Eurodollar Rate Advances be Converted to Base Rate Advances, in which event all Eurodollar Rate Advances shall be automatically Converted to Base Rate Advances as of the effective date of such notice as provided hereinbelow.

Upon receipt of any such notice, the Agent shall promptly notify the Participating Banks thereof. Promptly upon becoming aware that the circumstances that caused such Participating Bank to deliver such notice no longer exist, such Participating Bank shall deliver notice thereof to the Account Party and the Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Participating Bank). Promptly upon receipt of such withdrawing notice from such Participating Bank, the Agent shall deliver notice thereof to the Account Party and the Participating Banks and such suspension shall terminate. Prior to any Participating Bank giving notice to the Account Party under this subsection
(f), such Participating Bank shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Participating Bank, be otherwise disadvantageous to such Participating Bank. Any notice to the Account Party by any Participating Bank shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Account Party and the Agent.

     (g) Market Rate Disruptions. If, (i) the Agent determines that an adequate basis does not exist for the determination of the CD Rate for CD Rate Advances, or the Eurodollar Rate for Eurodollar Rate Advances or
(ii) if the Majority Lenders shall notify the Agent that the Eurodollar Rate or CD Rate, as the case may be, will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances or CD Rate Advances, the right of the Account Party to select or receive or Convert into such Type of Advances shall be forthwith suspended until the Agent shall notify the Account Party and the Participating Banks that the circumstances causing such suspension no longer exist, and until such notification from the Agent, each request for or Conversion into such Type of Advance hereunder shall be deemed to be a request for or Conversion into Base Rate Advances.

     SECTION 4.04. Sharing of Payments, Etc. If any Participating Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participations in accordance with
Section 10.06 hereof to a Person that is not an Affiliate of the Account Party) on account of the Advances owing to it (other than pursuant to
Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Participating Banks, such Participating Bank shall forthwith purchase from the other Participating Banks such participation in the portions of the Advances owing to them as shall be necessary to cause such purchasing Participating Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participating Bank, such purchase from each Participating Bank shall be rescinded and such Participating Bank shall repay to the purchasing Participating Bank the purchase price to the extent of such recovery together with an amount equal to such Participating Bank's ratable share (according to the proportion of (i) the amount of such Participating Bank's required repayment to (ii) the total amount so recovered from the purchasing Participating Bank) of any interest or other amount paid or payable by the purchasing Participating Bank in respect of the total amount so recovered. The Account Party agrees that any Participating Bank so purchasing a participation from another Participating Bank pursuant to this
Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Participating Bank were the direct creditor of the Account Party in the amount of such participation. Notwithstanding the foregoing, if any Participating Bank shall obtain any such excess payment involuntarily, such Participating Bank may, in lieu of purchasing participation from the other Participating Banks in accordance with this Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Agent for distribution in accordance with
Section 4.01(a) hereof.

     SECTION 4.05. Taxes. (a) All payments by the Account Party hereunder shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Participating Bank and the Issuing Bank, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Participating Bank or the Issuing Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Participating Bank, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Participating Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Account Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Participating Bank or the Issuing Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Participating Bank or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Account Party shall make such deductions and (iii) the Account Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Account Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Account Party will indemnify each Participating Bank and the Issuing Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Participating Bank or the Issuing Bank (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Participating Bank or the Issuing Bank (as the case may be) makes written demand therefor. If any Taxes or Other Taxes for which a Participating Bank or the Issuing Bank has received payments from the Account Party hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Participating Bank, such Participating Bank shall promptly forward to the Account Party any such refunded amount. The Account Party's, the Issuing Bank's and each Participating Bank's obligations under this Section 4.05 shall survive the payment in full of the Advances.

     (d) Within 30 days after the date of any payment of Taxes, the Account Party will furnish to the Issuing Bank, at its address referred to in Section 10.02 hereof, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Participating Bank not incorporated in the United States or a jurisdiction within the United States shall, on or prior to the date it becomes a Participating Bank hereunder, deliver to the Account Party and the Issuing Bank such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or
Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Participating Bank establishing that it is
(i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Participating Bank shall promptly notify the Account Party and the Issuing Bank of any change in its Applicable Lending Office and shall deliver to the Account Party and the Issuing Bank together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Unless the Account Party and the Issuing Bank have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Account Party or the Issuing Bank shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Participating Bank organized under the laws of a jurisdiction outside the United States of America. Each Participating Bank represents and warrants that each such form supplied by it to the Issuing Bank and the Account Party pursuant to this Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f) Any Participating Bank claiming any additional amounts payable pursuant to this Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Account Party or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Participating Bank, be otherwise disadvantageous to such Participating Bank.

     SECTION 4.06. Obligations Absolute. The obligations of the Account Party under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) under all circumstances, including, without limitation, the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Security Documents or Related Documents or any document or agreement delivered in connection therewith;

           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Account Party in respect of the Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents or the Related Documents or any document or agreement delivered in connection therewith;

          (iii) the existence of any claim, set-off, defense or other right which the Account Party may have at any time against the Paying Agent, the Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any persons or entities for whom the Paying Agent, the Trustee, any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated in any of the Loan Documents or the Related Documents, or any unrelated transaction;

           (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that a court of competent jurisdiction shall determine that the Issuing Bank shall have engaged in gross negligence or willful misconduct with respect thereto;

            (v) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, except to the extent that a court of competent jurisdiction shall determine that the Issuing Bank shall have engaged in gross negligence or willful misconduct with respect thereto;

           (vi) any exchange of, release of or non-perfection of any interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Account Party in respect of the Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 4.07. Evidence of Indebtedness. The Issuing Bank and each Participating Bank shall maintain, in accordance with their usual practice, an account or accounts evidencing the indebtedness of the Account Party resulting from each drawing under the Letter of Credit (in the case of the Issuing Bank) and from each Advance (in the case of each Participating
Bank) made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Account Party therein recorded.


                                 ARTICLE V
                           CONDITIONS PRECEDENT

     SECTION 5.01. Conditions Precedent to the Issuance of the Letter of Credit. The obligation of the Issuing Bank to issue the Letter of Credit and of each Participating Bank to make the Advances to be made by it is subject to the fulfillment of the conditions precedent that the Agent shall have received on or before the day of such issuance the following, each dated such day (except where specified otherwise below), in form and substance satisfactory to each Participating Bank (except where specified otherwise below) and in sufficient copies for each Participating Bank:

     (a)  Agreements:

          (i) Counterparts of this Agreement, duly executed and delivered by the Account Party, the Agent, the Issuing Bank and each Participating Bank listed on the signature pages hereto.

          (ii) Counterparts of the Pledge Amendment, duly executed by the Account Party, Citibank, the Agent and the Issuing Bank, and copies of the Pledge Agreement.

          (iii) Executed copies (or duplicate copies thereof certified as of the Closing Date by the Account Party in a manner satisfactory to the Agent to be a true copy) of each other Security Document, duly executed by the parties thereto.

          (iv) For each Participating Bank who shall so request, executed copies (or duplicate copies thereof certified as of the Closing Date by the Account Party in a manner satisfactory to the Agent to be a true copy) of each of the Financing Agreements, together with all amendments, modifications and supplements thereto, in each such case duly executed by the respective parties thereto.

          (v) For each Participating Bank who shall so request, executed copies (or duplicate copies thereof certified as of the Closing Date by the Account Party in a manner satisfactory to the Agent to be a true copy) of the Rate Agreement and each Significant Contract and all amendments, modifications and supplements thereto, in each such case duly executed by the respective parties thereto.

     (b)  Corporate Matters:

          (i) A certificate of the Secretary of the Account Party certifying (as to the Account Party) and of the Secretary of NUSCO certifying (as to NUSCO) that attached thereto are (A) true and correct copies of the Articles of Incorporation of the Account Party and the By-laws of the Account Party, in each case as in effect on the Closing Date and (B) true and correct copies of the resolutions of the Boards of Directors of the Account Party and of NUSCO approving, if and to the extent necessary, this Agreement, the other Loan Documents, the Related Documents to which it is a party and the other documents to be delivered by or on behalf of the Account Party hereunder and thereunder, and of all documents evidencing other necessary corporate action, if any, with respect to the execution, delivery and performance by or on behalf of the Account Party of this Agreement, the other Loan Documents and such Related Documents and certifying that such resolutions and other corporate actions, if any, are in full force and effect and have not been revoked, rescinded or modified.

          (ii) A certificate of the Secretary of the Account Party certifying (as to the Account Party) and of the Secretary of NUSCO certifying (as to NUSCO) the names and true signatures of the officers of the Account Party and/or NUSCO authorized to sign this Agreement, the other Loan Documents, the Related Documents to which it is a party and the other documents to be delivered hereunder and thereunder.


     (c)  Governmental Approvals, Litigation and the Merger:

          (i) A certificate of a duly authorized officer of the Account Party certifying that Schedule IV hereto includes a description of all pending or known threatened actions or proceedings affecting the Account Party or its properties before any court, governmental agency or arbitrator, which may, if adversely determined (i) purport to affect the legality, validity or enforceability of the Plan, the Rate Agreement, any Loan Document, any Related Document or any Significant Contract or (ii) materially adversely affect the financial condition, properties, prospects or operations of the Account Party.

          (ii) A certificate signed by the Assistant General Counsel of the Account Party certifying that no court shall have granted a motion for stay or any request for similar relief in connection with the Plan, the Merger, the Loan Documents, the Related Documents, the Initial First Mortgage Bonds, the Preferred Stock or the transactions contemplated thereunder.

          (iii) Certificates signed by duly authorized officers of the Account Party and NU to the effect that all conditions to the occurrence of the Merger were satisfied or waived and the Merger was consummated on June 5, 1992.

          (iv) For each Participating Bank who shall so request, true and complete photocopies of all documents delivered by the Account Party pursuant to the Financing Agreements in connection with the consummation of the Merger.

     (d)  Financial, Accounting and Compliance Matters:

          (i) An audited balance sheet of the Account Party as at December 31, 1991 and the related statements of the Account Party's results of operations, retained earnings and cash flows for and as of the year then ended, and an unaudited balance sheet of the Account Party as at June 30, 1992 and the related unaudited statements of the Account Party's results of operations, retained earnings and cash flows for and as of the quarter then ended.

          (ii) A certificate signed by the Treasurer or Assistant
     Treasurer of the Account Party, certifying as to the absence of any material adverse change in the financial condition, operations, properties or prospects of the Account Party since December 31, 1991.

          (iii) Financial projections, on assumptions acceptable to the Participating Banks, demonstrating projected compliance with
     Section 7.01(j) hereof and the terms of this Agreement and the Financing Agreements.

          (iv) A certificate signed by the Chief Financial Officer, Treasurer or Assistant Treasurer of NU, certifying as to the absence of any material adverse change in the financial condition, operations, properties or prospects of NU since December 31, 1991.

          (v) A certificate of a duly authorized officer of the Account Party describing in reasonable detail all insurance policies and self-insurance programs maintained by the Account Party relating to property insurance and liability insurance, which shall comply with the requirements of Section 7.01(c) hereof, and certifying that all such policies are fully paid and in full force and effect.

          (vi) A certificate of a duly authorized officer of the Account Party to the effect that:

               (A)  the representations and warranties contained in Section
          6.01 are correct in all material respects on and as of the Closing Date before and after giving effect to the issuance of the Letter of Credit;

               (B) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default, or would result from the issuance of the Letter of Credit;

               (C) The Financing Agreements are in full force and effect and no "Event of Default" or "Unmatured Default" (as defined therein) has occurred and is continuing;

               (D) The Initial First Mortgage Bonds have been issued and are outstanding, and no "Event of Default" (as defined in the First Mortgage Indenture) has occurred and is continuing; and

               (E) The Series F First Mortgage Bonds have been duly issued to the Trustee in accordance with the Indenture, are presently outstanding, and no "Event of Default" (as defined in the First Mortgage Indenture) has occurred and is continuing.

     (e) Relating to the Issuance of the Bonds and the Substitution of the Letter of Credit:

          (i) An executed copy (or a duplicate copy thereof certified by the Account Party in a manner satisfactory to the Agent to be a true copy) of the Remarketing Agreement, duly executed by the Remarketing Agent and the Account Party.

          (ii) An executed copy (or a duplicate copy thereof certified by the Account Party in a manner satisfactory to the Agent to be a true copy) of the Purchase Contract, duly executed by Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, the Issuer and the Account Party.

          (iii) An executed copy (or a duplicate copy thereof certified by the Account Party in a manner satisfactory to the Agent to be a true copy) of the certificate from the Issuer delivered pursuant to Section 7(a)(iii) of the Purchase Contract, together with a certified copy of the Issuer Resolution and copies of all other proceedings of the Issuer relative to the issuance of the Bonds.

          (iv) An executed copy (or a duplicate copy thereof certified by the Account Party in a manner satisfactory to the Agent to be a true copy) of the certificate from the Account Party delivered pursuant to
     Section 7(c)(iv)  of the Purchase Contract.

          (v) An executed copy (or a duplicate copy thereof certified by the Account Party in a manner satisfactory to the Agent to be a true copy) of the certificates from each of NU and NUSCO delivered pursuant to Section 7(d)(ii)(A) and Section 7(d)(ii)(B), respectively, of the Purchase Contract.

          (vi) A letter from Palmer & Dodge, Bond Counsel, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinion of such firm in the form of Exhibit A-1 to the Purchase Contract and delivered pursuant to Section 7(k)(i) of the Purchase Contract, together with a copy of such opinion.

          (vii) A letter from Palmer & Dodge, counsel to the Issuer, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinions of such firm in the form of Exhibits B-1 and B-2 to the Purchase Contract and delivered pursuant to Section 7(k)(ii) of the Purchase Contract, together with copies of such opinions.

          (viii) A letter from Sulloway & Hollis, New Hampshire counsel to the Account Party, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinion of such firm in the form of Exhibit C-1 to the Purchase Contract and delivered pursuant to Section 7(k)(iii) of the Purchase Contract, and the opinion of such firm in the form of Exhibit 5.02B of the Original Reimbursement Agreement and delivered pursuant to Section 5.02(a)(xxxii)(B) of the Original Reimbursement Agreement, together with copies of such opinions.

          (ix) A letter from Day, Berry & Howard, counsel to NU and NUSCO, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinion of such firm in the form of Exhibit C-2 to the Purchase Contract and delivered pursuant to
     Section 7(k)(iii) of the Purchase Contract, and the opinion of such firm in the form of Exhibit 5.02A of the Original Reimbursement Agreement and delivered pursuant to Section 5.02(a)(xxxii)(A) of the Original Reimbursement Agreement, together with copies of such opinions.

          (x) A letter from Pierre O. Caron, Assistant General Counsel of the Account Party, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinion of such individual in the form of Exhibit C-3 to the Purchase Contract and delivered pursuant to Section 7(k)(iii) of the Purchase Contract, and the opinion of such firm in the form of Exhibit 5.02C of the Original Reimbursement Agreement and delivered pursuant to Section 5.02(a)(xxxii)(C) of the Original Reimbursement Agreement, together with copies of such opinion.

          (xi) A letter from Drummond Woodsum Plimpton & MacMahon, special Maine counsel to the Account Party, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinion of such firm in the form of Exhibit 5.02D of the Original Reimbursement Agreement and delivered pursuant to Section 5.02(a)(xxxii)(D) of the Original Reimbursement Agreement, together with a copy of such opinion.

          (xii) A letter from Zuccaro, Willis & Bent, special Vermont counsel to the Account Party, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on the opinion of such firm in the form of Exhibit 5.02E of the Original Reimbursement Agreement and delivered pursuant to Section 5.02(a)(xxxii)(E) of the Original Reimbursement Agreement, together with a copy of such opinion.

          (xiii) A letter from Palmer & Dodge, addressed to the Agent, the Issuing Bank and the Participating Banks and stating therein that the Agent, the Issuing Bank and the Participating Banks may rely on any opinion delivered by such firm pursuant to Section 7(k)(vi) of the Purchase Contract, together with a copy of such opinion.

          (xiv) Copies of the Official Statement used, and of any amendment, supplement or "sticker" to the Official Statement to be used, in connection with the offering and remarketing of the Bonds.

          (xv) Copies of all such documents and materials (including opinions of counsel or reliance letters in respect thereof) as the Agent, the Issuing Bank or any Participating Bank may reasonably request relating to the issuance, offering and sale of the Series F First Mortgage Bonds.

     (f)  Opinions of Counsel:

          Favorable opinions of:

               (i) Day, Berry & Howard, counsel to the Account Party, in substantially the form of Exhibit 5.01A and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

               (ii) Rath, Young, Pignatelli and Oyer, P.A., special New Hampshire counsel to the Account Party, in substantially the form of Exhibit 5.01B and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

               (iii) Pierre O. Caron, Assistant General Counsel of the Account Party, in substantially the form of Exhibit 5.01C and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

               (iv) Drummond Woodsum Plimpton & MacMahon, special Maine counsel to the Account Party, in substantially the form of
          Exhibit 5.01D and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

               (v) Zuccaro Willis & Bent, special Vermont counsel to the Account Party, in substantially the form of Exhibit 5.02E and as to such other matters as the Majority Lenders, through the Agent, may reasonably request; and

               (vi) Porter & Travers, special New York counsel to the Agent and the Issuing Bank, in substantially the form of Exhibit 5.01F.

     (g)  Miscellaneous:

          (i) A certificate of Citibank to the effect that (A) all amounts payable to it in connection with the Original Reimbursement Agreement and the letter of credit issued thereunder have been paid to it and
     (B) it thereby surrenders any and all rights it may have under the Related Documents arising in connection with the Original Reimbursement Agreement and the letter of credit issued thereunder, except for any such rights it may have as an indemnified party thereunder.

          (ii) Letters from S&P and Moody's to the effect that the Bonds have been rated A-1+ and P-1, respectively, such letters to be in form and substance satisfactory to the Issuing Bank.

          (iii) Such other approvals, opinions and documents as the Majority Lenders, through the Issuing Bank, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the financial condition, properties, operations or prospects of the Account Party.

     SECTION 5.02. Additional Conditions Precedent to the Issuance of the Letter of Credit. The obligation of the Issuing Bank to issue the Letter of Credit and of each Participating Bank to make the Advances to be made by it shall be subject to the further conditions precedent that, on the date of the issuance of the Letter of Credit:

          (a)  the representations and warranties contained in Section
     6.01 shall be correct in all material respects on and as of the Closing Date before and after giving effect to the issuance of the Letter of Credit;

          (b) no event shall have occurred and be continuing which constitutes an Event of Default or Unmatured Default, or would result from the issuance of the Letter of Credit;

          (c) The Financing Agreements shall be in full force and effect and no "Event of Default" or "Unmatured Default" (as defined therein) shall have occurred and be continuing;

          (d) The Initial First Mortgage Bonds shall have been issued and be outstanding, and no "Event of Default" (as defined in the First Mortgage Indenture) shall have occurred and be continuing;

          (e) The Series F First Mortgage Bonds shall have been duly issued to the Trustee in accordance with the Indenture, and be outstanding, and no "Event of Default" (as defined in the First Mortgage Indenture) shall have occurred and be continuing; and

          (f) The Account Party shall have paid all fees under or referenced in Section 2.03 hereof, to the extent then due and payable.

     SECTION 5.03. Conditions Precedent to Initial Advances and Conversions of Advances. The obligation of each Participating Bank to make any Initial Advance or to Convert any Term Advance shall be subject to the conditions precedent that, on the date of such Initial Advance or Conversion, the following statements shall be true:

          (a)  the representations and warranties contained in
     Section 6.01 of this Agreement (other than the last sentence of subsection (e) and clause (ii) of subsection (f) thereof) are true and correct on and as of the date of such Initial Advance or Conversion, before and after giving effect to such Initial Advance or Conversion and to the application of the proceeds (if any) therefrom, as though made on and as of such date; and

          (b) no event has occurred and is continuing which constitutes an Event of Default.

     Unless the Account Party shall have previously advised the Agent in writing that one or more of the statements contained in subsections (a) and
(b) of this Section 5.03 is no longer true, the Account Party shall be deemed to have represented and warranted, on and as of the date of any Initial Advance or Conversion, that the above statements are true.

     SECTION 5.04. Conditions Precedent to Term Advances. The obligation of each Participating Bank to make any Term Advance shall be subject to the conditions precedent that, on the date of such Term Advance the following statements shall be true:

          (a)  the representations and warranties contained in Section
     6.01 of this Agreement (including the last sentence of subsection (e) and clause (ii) of subsection (f) thereof) are true and correct on and as of the date of such Term Advance, before and after giving effect to such Term Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

          (b) no event has occurred and is continuing which constitutes an Event of Default or an Unmatured Default.

Unless the Account Party shall have previously advised the Agent in writing that one or more of the statements contained in subsections (a) and (b) of this Section 5.04 is no longer true, the Account Party shall be deemed to have represented and warranted, on and as of the date of any Term Advance, that the above statements are true.

     SECTION 5.05. Reliance on Certificates. The Agent, the Issuing Bank and the Participating Banks shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Account Party, NU, NUSCO and the other parties to the Loan Documents, Related Documents and the Significant Contracts as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of such Person identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.


                                ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties of the Account Party. The Account Party represents and warrants as follows:

     (a) The Account Party is a corporation duly organized and validly existing under the laws of the State of New Hampshire. The Account Party is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualifications necessary.

     (b) The execution, delivery and performance by the Account Party of the Rate Agreement and of each Loan Document, Related Document and Significant Contract to which it is a party, are within the Account Party's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Account Party's charter or by-laws or (ii) any law or legal or contractual restriction binding on or affecting the Account Party; and such execution, delivery and performance do not or will not result in or require the creation of any Lien (other than pursuant to the Security Documents) upon or with respect to any of its properties.

     (c) No Governmental Approval referred to in clauses (i) and (ii) in the definition of "Governmental Approvals" is required, or if required, has been duly obtained or made, and is in full force and effect; and except as set forth in Schedule IV hereto, all applicable periods of time for review, rehearing or appeal with respect thereto have expired; and the Account Party has obtained all Governmental Approvals referred to in clause (iii) in the definition of "Governmental Approvals", except those not yet required but which are obtainable in the ordinary course of business as and when required and those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Account Party as a whole.

     (d) This Agreement, the Rate Agreement, each other Loan Document, Related Document and each Significant Contract to which the Account Party is a party have been duly executed and delivered by or on behalf of the Account Party and are legal, valid and binding obligations of the Account Party enforceable against the Account Party in accordance with their respective terms; subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors, that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought, and that indemnification against violations of securities and similar laws may be subject to matters of public policy.

     (e) The audited balance sheet of the Account Party as at December 31, 1991, the unaudited balance sheet of the Account Party as at June 30, 1992 and the related statements of the Account Party setting forth the results of operations, retained earnings and cash flows of the Account Party for the fiscal year and fiscal quarter, respectively, then ended, copies of which have been furnished to each Participating Bank, fairly present in all material respects the financial condition, results of operations, retained earnings and cash flows of the Account Party at and for the year and fiscal quarter, respectively, ended on such dates, and have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of such unaudited statements, to normal year-end audit adjustments). Except as reflected in such financial statements, the Account Party has no material non-contingent liabilities, and all contingent liabilities have been appropriately reserved. The financial projections referred to in Section 5.01(d)(iii) hereof, have been prepared in good faith and on reasonable assumptions. Since December 31, 1991, there has been no material adverse change in the Account Party's financial condition, operations, properties or prospects.

     (f) Except as set forth in Schedule IV hereto or in the certificate referred to in Section 5.01(c)(i) hereof, there is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Account Party or its properties before any court, governmental agency or arbitrator, which may, if adversely determined,
(i) purport to affect the legality, validity or enforceability of the Rate Agreement, any Loan Document or Related Document or any Significant Contract or (ii) materially adversely affect the financial condition, properties, prospects or operations of the Account Party as a whole.

     (g) All insurance required by Section 7.01(c) hereof is in full force and effect.

     (h) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of the Account Party, except as disclosed to and consented by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Account Party (Form 5500 Series), if any, there has been no material adverse change in the funding status of the ERISA Plans referred to therein and no "prohibited transaction" has occurred with respect thereto, except as described in the Account Party's Annual Report on Form 10-K for the year ended December 31, 1991. Neither the Account Party nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

     (i) The Major Electric Generating Plants are on land in which the Account Party owns a full or an undivided fee interest subject only to Liens permitted by Section 7.02(a) hereof, which do not materially impair the usefulness to the Account Party of such properties; the electric transmission and distribution lines of the Account Party in the main are located in New Hampshire and on land owned in fee by the Account Party or over which the Account Party has easements, or are in or over public highways or public waters pursuant to adequate statutory or regulatory authority, and any defects in the title to such transmission and distribution lands or easements are in the main curable by the exercise of the Account Party's right of eminent domain upon a finding that such eminent domain proceedings are necessary to meet the reasonable requirements of service to the public; the Account Party enjoys peaceful and undisturbed possession under all of the leases under which it is operating, none of which contains any unusual or burdensome provision which will materially affect or impair the operation of the Account Party; and the Security Documents will create valid Liens in the Collateral, subject only to Liens permitted by Section 7.02(a) hereof, and all filings and other actions necessary to perfect and protect such security interests (to the extent such security interests may be perfected or protected by filing) have been taken; provided, however, that no representation is made as to any Lien purported to be created in favor of the Trustee with respect to any interest of the Issuer in the Indenture.

     (j) No material part of the properties, business or operations of the Account Party are materially adversely affected by any fire, explosion, accident, strike, lockout or other labor disputes, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer or by fully-funded self-insurance programs).

     (k) The Account Party has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Account Party is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

     (l) No exhibit, schedule, report or other written information provided by the Account Party or its agents to the Agent, the Issuing Bank or the Participating Banks in connection with the negotiation, execution and closing of this Agreement (including, without limitation, the Information Memorandum and the Official Statement) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

     (m) No event has occurred and is continuing which constitutes a material default under the Rate Agreement or any Significant Contract.

     (n) No proceeds of any Advance will be used (i) to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or (ii) to buy or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for such purpose.
The Account Party (X) is not an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940 or (Y) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.


                                ARTICLE VII
                      COVENANTS OF THE ACCOUNT PARTY

     SECTION 7.01. Affirmative Covenants. So long as any amounts shall remain available to be drawn under the Letter of Credit or any Advance or other amounts shall remain unpaid hereunder or any Participating Bank shall have any Commitment, the Account Party will, unless the Majority Lenders shall otherwise consent in writing:

     (a) Use of Proceeds. Apply all proceeds of each Advance solely as specified in Section 3.02 and Section 6.01(n) hereof.

     (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent the Account Party is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves for the payment thereof.

     (c) Maintenance of Insurance. Maintain, or cause to be maintained, insurance (including appropriate plans of self-insurance) covering the Account Party and its properties in effect at all times in such amounts and covering such risks as may be required by law and in addition as is usually carried by companies engaged in similar businesses and owning similar properties.

     (d) Preservation of Existence, Etc. Preserve and maintain its corporate existence, material rights (statutory and otherwise) and franchises except as otherwise expressly provided in the Plan or in the Pledge Agreement, the PSNH Mortgage, or the Collateral Agency Agreement referred to in the Financing Agreements.

     (e) Compliance with Laws, Etc. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to utilities, zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations, except to the extent (i) that the Account Party is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of the Account Party as a whole.

     (f) Inspection Rights. At any time and from time to time upon reasonable notice, permit the Issuing Bank and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Account Party and to discuss the affairs, finances and accounts of the Account Party with the Account Party and of its officers, directors and accountants.

     (g) Keeping of Books. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Account Party and the assets and business of the Account Party, in accordance with good accounting practices consistently applied.

     (h) Performance of Related Agreements. Perform and observe all material terms and provisions of the Rate Agreement and each Significant Contract to be performed or observed by the Account Party and take all reasonable steps to enforce such agreements substantially in accordance with their terms and to preserve the rights of the Account Party thereunder; provided, that the foregoing provisions of this Section 7.01(h) shall not preclude the Account Party from any waiver, amendment, modification, consent or termination permitted under Section 7.02(h) hereof.

     (i) Collection of Accounts Receivable. Promptly bill, and diligently pursue collection of, in accordance with customary utility practices, all accounts receivable owing to the Account Party and all other amounts that may from time to time be owing to the Account Party for services rendered or goods sold.

     (j) Common Equity to Total Capitalization Ratio. Maintain at all times a ratio of Common Equity to Total Capitalization of not less than the respective ratio specified below:

                   Period                                   Ratio

                   Closing Date through and
                   including June 30, 1993                  0.20:1

                   July 1, 1993 through and
                   including June 30, 1994                  0.21:1

                   July 1, 1994 through and
                   including June 30, 1995                  0.23:1

                   July 1, 1995 through and
                   including the Termination
                   Date                                     0.25:1

     (k) Maintenance of Properties, Etc. (i) As to properties of the type described in Section 6.01(i) hereof, maintain title of the quality described therein; and (ii) preserve, maintain, develop, and operate in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of the Account Party as a whole.

     (l) Governmental Approvals. Duly obtain on or prior to such date as the same may become legally required, and thereafter maintain in effect at all times, all Governmental Approvals on its part to be obtained, except those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Account Party as a whole.

     (m) Further Assurances. Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Participating Bank through the Issuing Bank may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Security Documents.

     (n) Related Documents. Perform and comply in all material respects with each of the provisions of each Related Document to which it is a party.

     SECTION 7.02. Negative Covenants. So long as any amount shall remain available to be drawn under the Letter of Credit or any Advance or other amounts shall remain unpaid hereunder or any Participating Bank shall have any Commitment, the Account Party will not, without the written consent of the Majority Lenders:

     (a) Liens, Etc. Create, incur, assume or suffer to exist any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement the intent or effect of which is to assure a creditor against loss or to prefer one creditor over another creditor upon or with respect to any of its properties of any character (any of the foregoing being referred to herein as a "Lien") whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which names the Account Party as debtor, sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign accounts, excluding, however, from the operation of the foregoing restrictions the Liens created or perfected under or in connection with the Pledge Agreement, the Pledge Agreement (as defined in the Series E Reimbursement Agreement), the Financing Agreements, the Notes and the Collateral Agency Agreement referred to in the Financing Agreements, the PSNH Mortgage, and the following, whether now existing or hereafter created or perfected:

          (i) Liens on Property specifically reserved, excepted and excluded by subparagraphs (c) through (g) and subparagraph (j) following the Granting Clauses section of the First Mortgage
     Indenture;

          (ii) Permitted Encumbrances (as defined in the PSNH Mortgage) on the Indenture Assets (except Liens referred to in paragraphs (s) and (t) of Schedule C to the PSNH Mortgage hereafter directly created by the Account Party, provided, however, that the Account Party may create any such Lien with the consent of the Majority Lenders (as defined in the Financing Agreements) if such Lien would not materially adversely affect the security granted under the PSNH Mortgage, as determined by the Majority Lenders (as defined in the Financing Agreements) in their reasonable discretion), provided that in no event shall the outstanding principal amount of the First Mortgage Bonds exceed at any time the First Mortgage Bond Amount (as defined in the Financing Agreements); and

          (iii) Liens referred to in paragraphs (b) through (t) of Schedule C to the PSNH Mortgage on realty or personalty that is subject to the Lien of the First Mortgage Indenture but is not also subject to the Lien of the PSNH Mortgage; provided, however, that the aggregate principal amount of the Debt at any one time outstanding secured by purchase money Liens permitted by paragraph (m) of Schedule C to the PSNH Mortgage, including Liens of a conditional vendor that are the functional equivalent of purchase money liens, shall not exceed $20,000,000.

     (b) Debt. Create, incur or assume any Debt unless, after giving effect thereto, (i) no Event of Default or Unmatured Default shall have occurred and be continuing on the date of such creation, incurrence or assumption and (ii) the Account Party shall have determined that, on the basis of the assumptions and forecasts set forth in the most recent operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof (which the Account Party continues to believe to be reasonable), the Account Party will continue to be in compliance at all times with the provisions of Section 7.01(j) hereof. The Account Party will furnish evidence of its compliance with this subsection (b) for each fiscal quarter pursuant to Section 7.03(ii) hereof.

     (c) Mergers, Etc. Merge with or into or consolidate with or into, or acquire all or substantially all of the assets of, any Person.

     (d) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (whether in a single transaction or series of transactions during any consecutive 12-month period) other than in the ordinary course of the Account Party's business in accordance with ordinary and customary terms and conditions.

     For purposes of this subsection (d):

          (i) all sales, leases, transfers or dispositions of receivables of the Account Party to any unaffiliated third party, except for collection in the ordinary course of the Account Party's business of delinquent accounts, shall be deemed to be substantial and outside of the ordinary course of the Account Party's business; and

          (ii) any transaction or series of transactions during any consecutive 12-month period shall be deemed to involve a "substantial part" of the Account Party's assets if, in the aggregate, (A) the value of such assets equals or exceeds 10% of the total assets of the Account Party reflected in the financial statements of the Account Party delivered pursuant to Section 7.03(ii) or 7.03(iii) hereof in respect of the fiscal quarter or year ending on or immediately prior to the commencement of such 12-month period or (B) for the four calendar quarters ending on or immediately prior to commencement of such 12-month period, the gross revenue derived by the Account Party from such assets shall equal or exceed 10% of the total gross revenue of the Account Party.

     (e) Investments in Other Persons. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person other than Permitted Investments and loans, advances, purchases and investments listed on Schedule III hereto.

     (f) Restricted Payments. Declare or pay any dividend, or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Account Party (other than stock splits and dividends payable solely in equity securities of the Account Party), or purchase, redeem, retire, or otherwise acquire for value any shares of any class of capital stock of the Account Party or any warrants, rights, or options to acquire any such Debt or shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders (any such transaction being a "Restricted Payment") except for Restricted Payments made in compliance with the following conditions:

          (i) The Account Party may not make any Restricted Payments if an Event of Default or Unmatured Default shall have occurred and be continuing.

          (ii) The Account Party may not make any Restricted Payments during any fiscal quarter if, after giving effect thereto (and to the other computations set forth below in this clause (ii)), the Account Party would not be in full compliance with Section 7.01(j) hereof.
     For purposes of determining compliance with Section 7.01(j) under this clause (ii), computations under Section 7.01(j) shall be made as of the date of such Restricted Payment, except that, retained earnings shall be determined as of the last day of the immediately preceding fiscal quarter (adjusted for all Restricted Payments made after the last day of such preceding fiscal quarter).

          (iii) The Account Party may not make any Restricted Payments unless, after giving effect thereto, the Account Party shall have determined that, on the basis of the assumptions and forecasts set forth in the most recent operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof (which the Account Party continues to believe to be reasonable) the Account Party will continue to be in compliance at all times with the provisions of Section 7.01(j) hereof.

          (iv) On or prior to May 16, 1993, the Account Party may make no Restricted Payments except out of that portion of earned surplus accumulated after May 16, 1991 in excess of $75,000,000 (determined in accordance with generally accepted accounting principles and without giving effect to charges to earned surplus on account of Restricted Payments or on account of transfers from earned surplus to capital surplus or capital stock accounts).

Notwithstanding anything contrary contained in this Section 7.02(f), the Account Party may declare and pay regularly scheduled quarterly dividends on the Preferred Stock and declare and pay into escrow, prior to the date required to be paid to holders of Preferred Stock, with respect to the fifth and sixth dividend periods following May 16, 1991 all or any part of the dividends scheduled to accrue during such periods, if, immediately prior to and after giving effect to any such payment, no Event of Default or Unmatured Default shall have occurred and be continuing.

     (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any ERISA Plan so as to result in any material (in the opinion of the Majority Lenders) liability of the Account Party to the PBGC, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any ERISA Plan and such a material liability to the Account Party.

     (h)  Related Agreements.

          (i) Amendments. Amend, modify or supplement or give any consent, acceptance or approval to any amendment, modification or supplement or deviation by any party from the terms of, the Rate Agreement or any Significant Contract, except, with respect only to the Significant Contracts, any amendment, modification or supplement to such agreement that would not reduce the rights or entitlements of the Account Party thereunder in any material way.

          (ii) Termination. Cancel or terminate (or consent to any cancellation or termination of) the Rate Agreement or any Significant Contract prior to the expiration of its stated term, provided that this subsection (ii) shall not restrict the rights of the Account Party to enforce any remedy against any obligor under any Significant Contract in the event of a material breach or default by such obligor thereunder if and so long as the Account Party shall have provided to the Issuing Bank at least 30 days prior written notice of the enforcement action proposed to be undertaken by the Account Party.

     (i) Change in Nature of Business. Engage in any material business activity other than those established and engaged in on the date hereof or described in the Third Amended Disclosure Statement of NU, dated
December 28, 1989 and filed with the Bankruptcy Court.

     (j) Ownership in Seabrook and Nuclear Plants. Acquire, directly or indirectly, any ownership interest or any additional ownership interest of any kind in any nuclear-powered electric generating plant, except such additional ownership interest in Seabrook as may be acquired from the Vermont Electric Generation and Transmission Cooperative, Inc.

     (k) Subsidiaries. Create or suffer to exist any active subsidiaries other than Properties, Inc., a New Hampshire corporation; or permit any material assets or business to be maintained at or conducted by any subsidiary except for the assets owned by Properties, Inc. not exceeding $20,000,000.

     SECTION 7.03. Reporting Obligations. So long as any amount shall remain available to be drawn under the Letter of Credit or any Advance or other amounts shall remain unpaid hereunder or any Participating Bank shall have any Commitment, the Account Party will, unless the Majority Lenders shall otherwise consent in writing, furnish to the Agent in sufficient copies for the Issuing Bank and each Participating Bank, the following:

               (i) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or Unmatured Default continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Account Party setting forth details of such Event of Default or Unmatured Default and the action which the Account Party proposes to take with respect thereto;

               (ii)      as soon as available and in any event within fifty
          (50) days after the end of each of the first three quarters of each fiscal year of the Account Party, (A) if and so long as the Account Party is required to submit to the Securities and Exchange Commission a report on Form 10-Q, a copy of the Account Party's report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter and (B) if the Account Party ceases to be required to submit such report, a balance sheet of the Account Party as of the end of such quarter and statements of income and retained earnings and of cash flows of the Account Party for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Account Party as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.01(e) hereof, in each such case, delivered together with a certificate of said officer
          (x) stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Account Party proposes to take with respect thereto, (y) demonstrating compliance with Section 7.01(j) hereof for and as of the end of such fiscal quarter and compliance with Sections 7.02(b) and (f) hereof, as of the dates on which any Debt was created, incurred or assumed (using the Account Party's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt") or any Restricted Payment was made during such quarter, and (z) demonstrating, after giving effect to the incurrence of any Debt created, incurred or assumed during such fiscal quarter (using the Account Party's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt") and after giving effect to any Restricted Payment made during such fiscal quarter, compliance with Section 7.01(j) hereof for the remainder of the fiscal year of the Account Party based on the operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof for such fiscal year, such demonstrations to be in a schedule (in form satisfactory to the Majority Lenders) which sets forth the computations used by the Account Party in determining such compliance;

               (iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Account Party,
          (A) if and so long as the Account Party is required to submit to the Securities and Exchange Commission a report on Form 10-K, a copy of the Account Party's report on Form 10-K submitted to the Securities and Exchange Commission with respect to such year and
          (B) if the Account Party ceases to be required to submit such report, a copy of the annual audit report for such year for the Account Party including therein a balance sheet of the Account Party as of the end of such fiscal year and statements of income and retained earnings and of cash flows of the Account Party for such fiscal year, in each case certified by a nationally-recognized independent public accountant, in each such case delivered together with a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer (x) stating that the financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section 6.01(e) hereof, and that no Event of Default or Unmatured Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, stating the nature thereof and the action which the Account Party proposes to take with respect thereto and (y) demonstrating compliance with
          Section 7.01(j) hereof for and as of the end of such fiscal year and compliance with Sections 7.02(b) and (f) hereof, as of the dates on which any Debt was created, incurred or assumed (using the Account Party's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt") or any Restricted Payment was made during the last fiscal quarter of the Account Party, such demonstrations to be in a schedule (in form satisfactory to the Majority Lenders) which sets forth the computations used by the Account Party in determining such compliance.

               (iv) as soon as available and in any event before March 31 of each fiscal year, a copy of an operating budget/forecast of operations of the Account Party as approved by the Board of Directors of the Account Party in form satisfactory to the Participating Banks for such fiscal year of the Account Party, together with a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Account Party stating that such budget/forecast was prepared in good faith and on reasonable assumptions;

               (v) as soon as available and in any event no later than the New Hampshire Public Utilities Commission shall have received the Account Party's annual submission, if any, relating to the "return on equity collar" referred to in the Rate Agreement, a copy of such annual submission of the Account Party;

               (vi) as soon as possible and in any event (A) within 30 days after the Account Party knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and
          (B) within 10 days after the Account Party knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Account Party describing such ERISA Plan Termination Event and the action, if any, which the Account Party proposes to take with respect thereto;

               (vii) promptly after receipt thereof by the Account Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Account Party or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

               (viii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan (if any) to which the Account Party is a contributing employer;

               (ix) promptly after receipt thereof by the Account Party or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Account Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which the Account Party may be liable;

               (x) promptly after the Account Party becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 6.01(f), or
          (B) which purport to affect the legality, validity or enforceability of any of the Loan Documents or Significant Contracts;

               (xi) promptly after the sending or filing thereof, copies of all such proxy statements, financial statements, and reports which the Account Party sends to its public security holders (if any) or files with, and copies of all regular, periodic and special reports and all registration statements and periodic or special reports, if any, which the Account Party files with, the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

               (xii) promptly after receipt thereof, any assertion of the character described in Section 8.01(h) hereof and the action the Account Party proposes to take with respect thereto;

               (xiii) promptly after knowledge of any material default under the Rate Agreement or any Significant Contract, notice of such default and the action the Account Party proposes to take with respect thereto;

               (xiv) promptly after knowledge of any amendment, modification, or other change to the Rate Agreement or any Significant Contract or to any Governmental Approval affecting the Rate Agreement, notice of such amendment, modification or other change, it being understood that for purposes of this clause (xiv) any filing by the Account Party in the ordinary course of the Account Party's business with, or order issued or action taken by, a governmental authority or regulatory body after May 16, 1991 to implement the terms of the Rate Agreement shall not be considered an amendment, modification or change to a Governmental Approval affecting the Rate Agreement; and

               (xv) promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of the Account Party as the Issuing Bank or Majority Lenders may from time to time reasonably request in writing.


                               ARTICLE VIII
                                 DEFAULTS

     SECTION 8.01. Events of Default. The following events shall each constitute an "Event of Default" if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

     (a) The Account Party shall fail to pay any interest on any Advance or pursuant to Section 4.02 hereof within two days after the same becomes due; the Account Party shall fail to reimburse the Issuing Bank for any Interest Drawing (as defined in the Letter of Credit) within two days after such reimbursement becomes due; or the Account Party shall fail to make any other payment required to be made pursuant to Article II or Article III hereof when due; or

     (b) Any representation or warranty made by the Account Party or NU (or any of their respective officers or agents) in this Agreement, the Pledge Agreement or the Purchase Contract, or in any certificate or other writing delivered pursuant to this Agreement or Section 7 of the Purchase Contract, shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Account Party shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections 7.01(a), (d) or, (j), Section 7.02 or Section 7.03(i) hereof; or

     (d) The Account Party shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or the Pledge Agreement and such failure shall remain unremedied, after written notice thereof shall have been given to the Account Party by the Agent, the Issuing Bank or any Participating Bank, for a period of 30 days; or

     (e) The Account Party shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt arising hereunder or under or in connection with the Financing Agreements and excluding other Debt aggregating in no event more than $10,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt (including, for purposes of this clause and the next succeeding clause of this Section 8.01(e), the Debt arising under or in connection with the Financing Agreements) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Account Party's exercise of a prepayment option) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt or the trustee with respect to such Debt shall have waived in writing such circumstance without consideration having been paid by the Account Party so that such circumstance is no longer continuing; or

     (f) The Account Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Account Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency,or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Account Party, either the Account Party shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Account Party or the appointment of a receiver, trustee, custodian or other similar official for the Account Party or any of its property) shall occur; or the Account Party shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Account Party or its properties and either enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) Any material provision of any Loan Document, any Related Document, the Rate Agreement or any Significant Contract shall for any reason other than the express terms thereof or the exercise of any right or option expressly contained therein cease to be valid and binding on any party thereto except as otherwise expressly permitted by the exceptions and provisos contained in Section 7.02(h) hereof; or any party thereto other than the Participating Banks shall so assert in writing, provided that in the case of any party other than the Account Party making such assertion in respect of any Related Document, the Rate Agreement or any Significant Contract, such assertion shall not in and of itself constitute an Event of Default hereunder until (i) such asserting party shall cease to perform under and in compliance with such Related Document, the Rate Agreement or such Significant Contract, (ii) the Account Party shall fail to diligently prosecute, by appropriate action or proceedings, a rescission of such assertion or a binding determination as to the merits thereof or (iii) such a binding determination shall have been made in favor of such asserting party's position; or

     (i) The Security Documents shall for any reason, except to the extent permitted by the terms thereof, fail or cease to create valid and perfected Liens (to the extent purported to be granted by such documents and subject to the exceptions permitted thereunder) in any of the Collateral (other than Liens in favor of the Trustee with respect to the interests of the Issuer under the Indenture), provided, that such failure or cessation relating to any non-material portion of such Collateral shall not constitute an Event of Default hereunder unless the same shall not have been corrected within 30 days after the Account Party becomes aware thereof; or

     (j) The Account Party shall not have in full force and effect any or all insurance required under Section 7.01(c) hereof or there shall be incurred any uninsured damage, loss or destruction of or to the Account Party's properties in an amount not covered by insurance (including fully-funded self-insurance programs) which the Majority Lenders consider to be material; or

     (k) A default by the Account Party shall have occurred under the Rate Agreement and shall not have been effectively cured within the time period specified therein for such cure (or, if no such time period is specified therein, 10 days); or a default by any party shall have occurred under any Significant Contract and such default shall not have been effectively cured within 30 days after notice from the Agent to the Account Party stating that, in the opinion of the Majority Lenders, such default may have a material adverse effect upon the financial condition, operations, properties or prospects of the Account Party as a whole; or

     (l) Any Governmental Approval (whether federal, state or local) required to give effect to the Rate Agreement (including, without limitation, Chapter 362-C of the New Hampshire Revised Statutes and the enabling order of The New Hampshire Public Utilities Commission issued pursuant thereto) shall be amended, modified or supplemented, or any other regulatory or legislative action or change (whether federal, state or local) having the effect, directly or indirectly, of modifying the benefits or entitlements of the Account Party under the Rate Agreement shall occur, and in any such case such amendment, modification, supplement, action or change may have, in the opinion of the Majority Lenders, a material adverse effect upon the financial condition, operations, properties or prospects of the Account Party as a whole; or

     (m) NU shall cease to own all of the outstanding common stock of the Account Party, free and clear of any Liens; or

     (n) An event of default (as defined therein) shall have occurred and be continuing under the Indenture or the First Mortgage Indenture.

     (o) An event of default (as defined therein) shall have occurred and be continuing under the Series E Reimbursement Agreement.

     SECTION 8.02. Remedies Upon Events of Default. Upon the occurrence and during the continuance of any Event of Default, then, and in any such event, the Agent with the concurrence of the Issuing Bank may, and upon the direction of the Majority Lenders the Agent shall (i) if the Letter of Credit shall not have been issued, instruct the Issuing Bank to (whereupon the Issuing Bank shall) by notice to the Account Party declare its commitment to issue the Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) if the Letter of Credit shall have been issued, instruct the Issuing Bank to (whereupon the Issuing Bank shall) furnish to the Trustee and the Paying Agent written notice of such Event of Default in accordance with Section 6.01(a)(iv) of the Indenture and of the Issuing Bank's determination to terminate the Letter of Credit on the fifth business day (as defined in the Indenture) following the Trustee's and Paying Agent's receipt of such notice, (iii) if the Letter of Credit shall have been issued, instruct the Issuing Bank to (whereupon the Issuing Bank shall) furnish to the Trustee and the Paying Agent written notice that the Interest Component will not be reinstated in the amount of one or more Interest Drawings, all as provided in the Letter of Credit;
(iv) declare the Advances and all other principal amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Advances and all other principal amounts outstanding hereunder, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Account Party, and (v) instruct the Issuing Bank to (whereupon the Issuing Bank shall) exercise all the rights and remedies provided herein and under and in respect of the Security Documents; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Account Party under the Federal Bankruptcy Code, (A) the commitment of the Issuing Bank to issue the Letter of Credit, the Commitments and the obligations of the Participating Banks to make Advances shall automatically be terminated, and
(B) the Advances and all other principal amounts outstanding hereunder, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Account Party.

     SECTION 8.03. Issuing Bank to Notify First Mortgage Trustee, Others. The Issuing Bank shall promptly notify the First Mortgage Trustee by telephone, confirmed in writing, of the occurrence of any Event of Default. In addition, the Issuing Bank shall furnish to the Agent, the Account Party, the Paying Agent and the Issuer a copy of (a) any notice furnished to the First Mortgage Trustee pursuant to the preceding sentence and (b) any notice delivered to the Trustee pursuant to clause (ii) or clause (iii) of Section 8.02. Notwithstanding the foregoing, no failure of the Issuing Bank to give any notice (or copy of a notice) as contemplated by this
Section 8.03 shall limit or impair any rights of the Issuing Bank, the Agent or any Participating Bank or the exercise of any remedy hereunder, nor shall the Issuing Bank, the Agent or any Participating Bank incur any liability as a result of any such failure.


                                ARTICLE IX
                       THE AGENT, THE PARTICIPATING
                        BANKS AND THE ISSUING BANK

     SECTION 9.01. Authorization of Agent; Actions of Agent and Issuing Bank. The Issuing Bank and each Participating Bank hereby appoint and authorize the Agent to take such action as agent on their behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; provided, however, that neither the Agent nor the Issuing Bank shall be required to take any action which exposes the Agent or the Issuing Bank to personal liability or which is contrary to this Agreement or applicable law. As to any matters not expressly provided for by any Related Document (including, without limitation, enforcement or collection thereof), neither the Agent nor the Issuing Bank shall be required to exercise any discretion or take any action. The Agent agrees to deliver promptly (i) to the Issuing Bank and each Participating Bank copies of each notice delivered to it by the Account Party and (ii) to each Participating Bank copies of each notice delivered to it by the Issuing Bank, in each case pursuant to the terms of this Agreement.

     SECTION 9.02. Reliance, Etc. Neither the Agent, the Issuing Bank, nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Related Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, each of the Agent and the Issuing Bank (i) may consult with legal counsel (including counsel for the Account Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Participating Bank and shall not be responsible to any Participating Bank for any statements, warranties or representations made in or in connection with this Agreement or any Related Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Related Document on the part of the Account Party to be performed or observed, or to inspect any property (including the books and records) of the Account Party; (iv) shall not be responsible to any Participating Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Related Document or any other instrument or document furnished pursuant hereto and thereto; and (v) shall incur no liability under or in respect of this Agreement or any Related Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex), including, without limitation, any thereof from time to time purporting to be from the Trustee, believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03. The Agent, the Issuing Bank and Affiliates. The Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Participating Bank and may exercise (or omit from exercising) the same as though they were not the Agent and the Issuing Bank, respectively, and the term "Participating Bank" shall, unless otherwise expressly indicated, include Barclays in its individual capacity. The Agent, the Issuing Bank and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Account Party, any of its subsidiaries and any Person who may do business with or own securities of the Account Party or any such subsidiary, all as if Barclays was not the Agent or the Issuing Bank, and without any duty to account therefor to the Participating Banks.

     SECTION 9.04. Participating Bank Credit Decision. Each of the Issuing Bank and each Participating Bank acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Participating Bank and based on the financial information referred to in Section 6.01(e) hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, including, without limitation, in the case of the Issuing Bank and the Participating Banks, with respect to the determination as to whether to classify the transactions evidenced by this Agreement as an "HLT" (as defined in Banking Circular BC-242, issued by the Comptroller of the Currency on October 30, 1989, as supplemented from time to time, or any successor concept). Each of the Issuing Bank and each Participating Bank also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Participating Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. In that regard, the Issuing Bank, the Participating Banks and the Agent acknowledge that none of them has classified the transactions evidenced hereby as an "HLT", and agree with each other that, in the event that any of them shall subsequently determine to classify such transactions as an "HLT", it will provide notice to such effect to the Issuing Bank, the Participating Banks and the Agent, as applicable, prior to or promptly following effecting such classification.

     SECTION 9.05. Indemnification. The Participating Banks agree to indemnify the Agent and the Issuing Bank (to the extent not reimbursed by the Account Party), ratably according to their respective Participation Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or the Issuing Bank under this Agreement, provided that no Participating Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Participating Bank agrees to reimburse the Agent and the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agent and the Issuing Bank are entitled to reimbursement for such expenses pursuant to Section 10.04 hereof but are not reimbursed for such expenses by the Account Party.

     SECTION 9.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Issuing Bank, the Participating Banks and the Account Party, with any such resignation to become effective only upon the appointment of a successor Agent pursuant to this Section 9.06. Upon any such resignation, the Issuing Bank shall have the right to appoint a successor Agent, which shall be another commercial bank or trust company reasonably acceptable to the Account Party, organized or licensed under the laws of the United States, or of any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and the execution and delivery by the Account Party and the successor Agent of an agreement relating to the fees, if any, to be paid to the successor Agent in connection with its acting as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 9.07. Issuing Bank. (a) All notices received by the Issuing Bank pursuant to this Agreement or any Related Document (other than the Letter of Credit) shall be promptly delivered to the Agent for distribution to the Participating Banks.

     (b) The Issuing Bank shall not amend or waive any provision or consent to the amendment or waiver of any Related Document without the written consent of the Majority Lenders.

     (c) Upon receipt by the Issuing Bank from time to time of any amount pursuant to the terms of any Related Document (other than pursuant to the terms of this Agreement), the Issuing Bank shall promptly deliver to the Agent such amount.

                                 ARTICLE X
                               MISCELLANEOUS

     SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Pledge Agreement, nor consent to any departure by the Account Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank and all the Participating Banks, do any of the following:
(a) waive, modify or eliminate any of the conditions specified in
Article V, (b) increase the Commitments of the Participating Banks that may be maintained hereunder or subject the Participating Banks to any additional obligations, (c) reduce the principal of, or interest on, the Advances, any amount reimbursable on demand pursuant to Section 3.01, or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances, such reimbursable amounts or any fees or other amounts payable hereunder (other than fees payable to the Issuing Bank or the Agent pursuant to Section 2.03(b) or (c) hereof), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Participating Banks which shall be required for the Participating Banks or any of them to take any action hereunder, (f) amend this Agreement or the Pledge Agreement in a manner intended to prefer one or more Participating Banks over any other Participating Banks, (g) amend this Section 10.01, or
(h) release any of the Collateral otherwise than in accordance with any provisions for such release contained in the Security Documents, or change any provision of any Security Document providing for the release of all or substantially all of the Collateral; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank or the Agent in addition to the Participating Banks required above to take such action, affect the rights or duties of the Issuing Bank or the Agent, as the case may be, under this Agreement or the Pledge Agreement.

     SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered:

          (i) if to the Account Party, to it in care of NUSCO at NUSCO's address at 107 Selden Street, Berlin, Connecticut 06037 (telecopy:
     (203) 665-5457), Attention:  Assistant Treasurer;

          (ii) if to the Issuing Bank or the Agent, to it at its address at 222 Broadway, 12th Floor, New York, New York 10038, Attention:
     Customer Service Unit, (telephone: (212) 412-3363, telecopy: (212) 412-3080, Telex: 12-6946), with a copy to: Utilities Finance Group, (telephone (212) 412-2551, telecopy: (212) 412-7575) and with a further copy to Credit Enhancement Unit (telephone (212) 412-3578, telecopy (212) 412-6969);

          (iii) if to any Participating Bank, to it at its address set forth on the signature pages hereof or in the Participation Assignment pursuant to which it became a Participating Bank; or

as to each party other than any Participating Bank, at such other address as shall be designated by such party in a written notice to the other parties, and, as to any Participating Bank, at such other address as shall be designated by such Participating Bank in a written notice to the Account Party and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled, be effective five days after when deposited in the mails, or when delivered to the telegraph company, confirmed by telex answerback, telecopied or delivered to the cable company, respectively, except that notices and communications to the Agent or the Issuing Bank pursuant to Article II, III or IV shall not be effective until received by the Agent or the Issuing Bank, as the case may be.

     SECTION 10.03. No Waiver of Remedies. No failure on the part of any Participating Bank or the Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04. Costs, Expenses and Indemnification. (a) The Account Party agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of (i) the Agent and the Issuing Bank in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the administration of the Loan Documents, the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating thereto; and (ii) the Agent, the Issuing Bank and each Participating Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or any other Loan Document.

     (b) The Account Party hereby agrees to indemnify and hold the Agent, the Issuing Bank and each Participating Bank and their respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

          (i) by reason of or in connection with the execution, delivery or performance of any of the Loan Documents or the Related Documents or any transaction contemplated thereby, or the use by the Account Party of the proceeds of any Advance or the use by the Paying Agent or the Trustee of the proceeds of any drawing under the Letter of Credit;


          (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon or under any property of the Account Party or any of its Affiliates or (B) by or on behalf of the Account Party or any of its Affiliates at any time and in any place;

          (iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any of the Loan Documents;

          (iv) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letter of Credit; provided, however, that the Account Party shall not be required to indemnify the Agent, the Issuing Bank or any Participating Bank pursuant to this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (A) the Issuing Bank's willful misconduct or gross negligence, as determined by a court of competent jurisdiction, in determining whether documents presented under the Letter of Credit are genuine or comply with the terms of the Letter of Credit or (B) the Issuing Bank's willful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letter of Credit after the presentation to it by the Paying Agent of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or

          (v) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, contained in any preliminary official statement relating to the Bonds or in the Official Statement relating to the Bonds or any amendment or supplement thereto, except to the extent contained in or arising from information in the Official Statement relating to the Bonds supplied in writing by and describing the Issuing Bank.

     (c) Nothing contained in this Section 10.04 is intended to limit the Account Party's obligations set forth in Articles II, III and IV. The Account Party's obligations under this Section 10.04 shall survive the creation and sale of any participation interest pursuant to Section 10.06 hereof and shall survive as well the repayment of all amounts owing to the Agent, the Issuing Bank and the Participating Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Account Party under this Section 10.04 are unenforceable for any reason, the Account Party agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     SECTION 10.05. Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the taking of any action or the giving of any instruction by the Agent as specified by
Section 8.02 hereof, the Issuing Bank and each Participating Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Issuing Bank or such Participating Bank to or for the credit or the account of the Account Party against any and all of the obligations of the Account Party now or hereafter existing under this Agreement in favor of the Issuing Bank or such Participating Bank, irrespective of whether or not the Issuing Bank or such Participating Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The Issuing Bank and each Participating Bank agrees promptly to notify the Account Party after any such set-off and application provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Issuing Bank and each Participating Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Issuing Bank and/or such Participating Bank may have.

     (b) The Account Party agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Issuing Bank and of the several Participating Banks hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Account Party's rights to any independent claim that the Account Party may have against the Issuing Bank or any Participating Bank, but no Participating Bank shall be liable for the conduct of the Issuing Bank or any other Participating Bank, and the Issuing Bank shall not be liable for the conduct of any Participating Bank.

     SECTION 10.06. Binding Effect; Assignments and Participants. (a) This Agreement shall become effective when it shall have been executed and delivered by the Account Party, the Agent, the Issuing Bank and each Participating Bank named on the signature pages hereto and thereafter shall be binding upon and inure to the benefit of the Account Party, the Agent, the Issuing Bank and each Participating Bank and their respective successors and assigns, except that the Account Party shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Issuing Bank and each Participating Bank, and the Issuing Bank may not assign its commitment to issue the Letter of Credit or its obligations under or in respect of the Letter of Credit.

     (b) Each Participating Bank may assign all or any portion of its rights under this Agreement, under the Letter of Credit or in any security hereunder, including, without limitation, any instruments securing the Account Party's obligations hereunder; provided that (i) no assignment by any Participating Bank may be made to any Person, other than to another Participating Bank, except with the prior written consent of the Issuing Bank and the Account Party (which consent, in the case of the Account Party, shall not be unreasonably withheld), (ii) any assignment shall be of a constant and not a varying percentage of all of the assignor's rights and obligations hereunder and (iii) the parties to each such assignment shall execute and deliver to the Agent a Participation Assignment, together with a processing fee of $3,000. Upon receipt of a completed Participation Assignment and the processing fee, the Agent will record in a register maintained for such purpose the name of the assignee and the percentage participation interest assigned by the assignor and assumed by the assignee for purposes of the determination of such assignor's and assignee's respective Participation Percentages. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Participation Assignment, which effective date shall be at least five Business Days after the execution thereof, the assignee shall, to the extent of such assignment, become a party hereto and have all of the rights and obligations of a Participating Bank hereunder and, to the extent of such assignment, such assigning Participating Bank shall be released from its obligations hereunder (without relieving such Participating Bank from any liability for damages, costs and expenses suffered by the Issuing Bank or the Account Party as a result of the failure by such Participating Bank to perform its obligations hereunder).

     (c) Each Participating Bank may grant participations to one or more Persons in all or any part of, or any interest (undivided or divided) in, such Participating Bank's rights and obligations under this Agreement (any such Person being referred to hereinafter as a "Participant" and such interests are collectively, referred to hereinafter as the "Rights"); provided, however, that (i) such Participating Bank's obligations under this Agreement shall remain unchanged; (ii) any such Participant shall be entitled to the benefits and cost protections provided for in Section 4.03 hereof on the same basis as if it were a Participating Bank hereunder;
(iii) the Account Party, the Agent and the Issuing Bank shall continue to deal solely and directly with such Participating Bank in connection with such Participating Bank's rights and obligations under this Agreement; and
(iv) no such Participant, other than an Affiliate of such Participating Bank, shall be entitled to require such Participating Bank to take or omit to take any action hereunder, unless such action or omission would have an effect of the type described in subsections (c), (d) or (h) of Section
10.01 hereof.

     (d) Notwithstanding anything contained in this Section 10.06 to the contrary, the Issuing Bank and any Participating Bank may assign and pledge all or any portion of the Advances (or participating interests therein) owing to the Issuing Bank or such Participating Bank to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Issuing Bank or such Participating Bank from its obligations hereunder.

     SECTION 10.07. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

     SECTION 10.08. Issuing Bank Not Liable. As between the Agent, the Issuing Bank and the Participating Banks on the one hand, and the Account Party on the other, the Account Party assumes all risks of the acts or omissions of the Paying Agent, the Trustee and any other beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Agent, the Issuing Bank, any Participating Bank, nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or any acts or omissions of the Paying Agent, the Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Account Party shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Account Party, to the extent of any direct, as opposed to consequential, damages suffered by the Account Party which the Account Party proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence, as determined by a court of competent jurisdiction, in determining whether documents presented under the Letter of Credit are genuine or comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letter of Credit after the presentation to it by the Paying Agent of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept original or facsimile (including telecopy) sight drafts and accompanying certificates presented under the Letter of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 10.09. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Account Party has furnished and will from time to time furnish to the Agent, the Issuing Bank and the Participating Banks (each, a "Recipient") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Account Party, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Account Party may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective assignees of or participants in the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective assignee's or participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Account Party as promptly as practicable.

     SECTION 10.10 Waiver of Jury Trial. The Account Party, the Agent, the Issuing Bank, and the Participating Banks each hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other Loan Document, or any other instrument or document delivered hereunder or thereunder.

     SECTION 10.11. Governing Law. This Agreement and the Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Account Party, the Agent, the Issuing Bank and each Participating Bank each (i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 10.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE ACCOUNT PARTY:

                                  PUBLIC SERVICE COMPANY OF
                                    NEW HAMPSHIRE

                                  By /s/E.G. Vertefeuille
                                    Title: Assistant Treasurer


                                  THE AGENT AND ISSUING BANK:

                                  BARCLAYS BANK PLC,
                                     NEW YORK BRANCH,
                                     as Agent and as Issuing Bank

                                  By /s/Elizabeth Dempsey
                                    Title: Associate Director


                                  THE PARTICIPATING BANKS:

                                  BARCLAYS BANK PLC,
                                     NEW YORK BRANCH

                                  By /s/Elizabeth Dempsey
                                    Title: Associate Director

                                  Participation Percentage:  12.406828962%

                                  Address for Notices

                                  Barclays Bank PLC
                                  222 Broadway
                                  New York, New York  10038
                                  Attention:  Elizabeth Dempsey
                                  Telephone:  (212) 412-2589
                                  Fax:  (212) 412-7575

                                 THE BANK OF NOVA SCOTIA

                                  By /s/Carolyn A. Lopez
                                    Title: Representative

                                  Participation Percentage:  12.395260053%

                                  Address for Notices

                                  The Bank of Nova Scotia
                                  101 Federal Street
                                  16th Floor
                                  Boston, Massachusetts  02208
                                  Attention:  Carolyn Lopez
                                  Telephone:  (617) 737-6313
                                  Fax:  (617) 951-2177

                                  CITIBANK, N.A.

                                  By  /s/S.J. Dimmick
                                  Title: Vice President

                                  Participation Percentage:  17.353364074%

                                  Address for Notices

                                  Citibank, N.A.
                                  399 Park Avenue
                                  4th Floor, Zone 21
                                  New York, New York  10043
                                  Attention:  Susan Dimmick
                                  Telephone:  (212) 559-4205
                                  Fax:  (212) 832-9859


                                  THE FIRST NATIONAL
                                    BANK OF BOSTON

                                  By /s/F.T. Smith
                                    Title: Director

                                  Participation Percentage:  20.658766754%

                                  Address for Notices

                                  The First National Bank of Boston
                                  100 Federal Street
                                  Mail Stop 01-15-04
                                  Boston, Massachusetts  02110
                                  Attention:  Frank T. Smith
                                  Telephone:  (617) 434-3271
                                  Fax:  (617) 434-3652
                                  Telex:  4996527
                                  Answerback:  NNBBUS33

                                  UNION BANK

                                  By /s/John C. Erickson
                                    Title:Vice President

                                  Participation Percentage:  8.263506702%

                                  Address for Notices

                                  Union Bank
                                  445 S. Figueroa Street
                                  15th Floor
                                  Los Angeles, California  90071
                                  Attention:  John C. Erickson
                                  Telephone:  (213) 236-5224
                                  Fax:  (213) 236-4096
                                  Telex:  188612
                                  Answerback:  UnionBk UT

                                  WESTPAC BANKING CORP.

                                  By /s/ Paul Miller
                                    Title:Vice President

                                  Participation Percentage:  20.658766754%

                                  Address for Notices

                                  Westpac Banking Corp.
                                  225 West Washington Street
                                  28th Floor
                                  Chicago, Illinois  60606
                                  Attention:  Paul Miller
                                  Telephone:  (312) 630-5695
                                  Fax:  (312) 332-3527
                                  Telex:  210103 VIA RCA
                                  Answerback:

                                  YASUDA TRUST AND
                                    BANKING CO., LTD.,
                                    NEW YORK BRANCH

                                  By /s/Michael G. Haggarty
                                    Title: Vice President

                                  Participation Percentage:  8.263506702%

                                  Address for Notices

                                  Yasuda Trust and Banking Co., Ltd.
                                    New York Branch
                                  One World Trade Center
                                  Suite 8871
                                  New York, New York  10048
                                  Attention:  Denise M. Furey
                                  Telephone:  (212) 432-6780
                                  Fax:  (212) 432-0289
                                  Telex:  12445
                                  Answerback:  YASUDA

                                SCHEDULE I

                        APPLICABLE LENDING OFFICES


Name of Parti-     Domestic                CD Lending    Eurodollar
cipating Bank      Lending Office          Office        Lending Office


Barclays Bank PLC  75 Wall Street          Same as       Barclays Bank
PLC,
 New York Branch   New York, NY  10265     Domestic       Nassau Branch
                   Att: Customer Service   Lending       c/o Barclays Bank
                     Unit                  Office         PLC,
                   Tel: (212) 412-3363                   New York Branch
                   Fax: (212) 412-3080                   75 Wall Street
                                                         New York, NY
10265

Citibank, N.A.     399 Park Avenue         Same as       Same as Domestic
                   New York, NY  10043     Domestic      Lending Office
                   Att: Susan Dimmick      Lending
                   Tel: (212) 559-4205     Office
                   Fax: (212) 832-9859

The Bank of        101 Federal Street      165 Broadway  Same as Domestic
 Nova Scotia       16th Floor              New York, NY  Lending Office
                   Boston, MA  02208       10006
                   Fax: (617) 951-2177

The First          100 Federal Street      Same as       Same as Domestic
National Bank      Boston, MA  02106       Domestic      Lending Office
of Boston          Att: Debbie Dobbins     Lending
                   Tel: (617) 434-5455     Office
                   Fax: (617) 434-3652

Union Bank         445 South Figueroa      Same as       Same as Domestic
                   Street                  Domestic      Lending Office
                   Los Angeles, CA         Lending
                   90071                   Office
                   Att: Chris A. Behrman
                   Tel: (213) 236-7285
                   Fax: (213) 236-4096

Westpac Banking    225 West Washington     Same as       Same as Domestic
Corporation        Street                  Domestic      Lending Office
                   28th Floor              Lending
                   Chicago, IL  60606      Office
                   Tel: (312) 630-7887
                   Fax: (312) 332-3527

Yasuda Trust and   One World Trade Ctr.    Same as       Same as Domestic
Banking Co., Ltd.  Suite 8871              Domestic      Lending Office
New York Branch    New York, NY  10048     Lending
                   Att: Administration     Office
                   Dept.

                               SCHEDULE III
                                INVESTMENTS

                                SCHEDULE IV
                              PENDING ACTIONS



                                                              EXHIBIT 1.01A
                                   FORM OF

                       IRREVOCABLE LETTER OF CREDIT
                           NO. _________________

                                     October __, 1992

Security Pacific National Trust Company (New York)
2 Rector Street
New York, New York 10006

Attention:  Corporate Trust Division

Dear Sir or Madam:

     We hereby establish, at the request and for the account of Public Service Company of New Hampshire (the "Account Party"), in your favor, as paying agent (the "Paying Agent") under that certain Series D Loan and Trust Agreement, dated as of May 1, 1991 (the "Indenture"), by and among the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire (the "Issuer"), the Account Party and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which $114,500,000 in aggregate principal amount of the Issuer's Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D) (the "Bonds"), have been issued, our Irrevocable Letter of Credit No. _______________, in the amount of US$121,014,000.00 (ONE HUNDRED TWENTY-ONE MILLION FOURTEEN THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS) (subject to reduction and reinstatement as provided below).

     (1) Credit Termination Date. This Letter of Credit shall expire on the earliest to occur of (i) October 1, 1995 (the "Stated Termination Date"), (ii) the date upon which we honor a draft accompanying a written and completed certificate signed by you in substantially the form of
Exhibit 2 attached hereto, and stating therein that such draft is the final draft to be drawn under this Letter of Credit and that, upon the honoring of such draft, this Letter of Credit will expire in accordance with its terms, (iii) the date upon which we receive a written certificate signed by you and stating therein that no Bonds entitled to the benefits of this Letter of Credit (as determined in accordance with the Indenture) ("Eligible Bonds") are "outstanding" under the Indenture, (iv) the fifth business day following receipt by you and the Trustee of written notice from us that an Event of Default (as defined below) has occurred under the Reimbursement Agreement (as defined below) and of our determination to terminate this Letter of Credit on such fifth business day and (v) the date upon which we receive a written certificate signed by you and stating therein that a substitute or replacement Credit Facility (as defined in the Indenture) has been provided pursuant to Section 317 of the Indenture (such earliest date being the "Credit Termination Date").

     As used herein, the term "business day" shall mean any day of the year
(i) that is not a Sunday or legal holiday or a day on which banking institutions are authorized pursuant to law to close, (ii) that is not a day on which the corporate trust office of the First Mortgage Bond Trustee (as defined in the Indenture) is not open for business, (iii) that is a day on which banks are not required or authorized to close in New York City and
(iv) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Paying Agent and the Remarketing Agent (as defined in the Indenture) are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

     As used herein "Reimbursement Agreement" shall mean the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992, between the Account Party, us and certain Participating Banks referred to therein, and the term "Event of Default" shall mean an "Event of Default" as that term is defined in the Reimbursement Agreement.

     (2) Principal, Interest and Premium Components. The aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is US$121,014,000.00 (ONE HUNDRED TWENTY-ONE MILLION FOURTEEN THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), of which the aggregate amounts set forth below may be drawn as indicated.

          (i) An aggregate amount not exceeding US$114,500,000.00 (ONE HUNDRED FOURTEEN MILLION FIVE HUNDRED THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), as such amount may be reduced and reinstated as provided below, may be drawn in respect of payment of principal (whether upon scheduled or accelerated maturity, or upon redemption) of Eligible Bonds or the portion of the purchase price of Eligible Bonds corresponding to principal (the "Principal Component").

          (ii) An aggregate amount not exceeding US$6,514,000.00 (SIX MILLION FIVE HUNDRED FOURTEEN THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), as such amount may be reduced and reinstated as provided below, may be drawn in respect of payment of (A) accrued and unpaid interest on Eligible Bonds not in the Flexible Mode (as defined in the Indenture) or that portion of the redemption price or purchase price of such Eligible Bonds corresponding to accrued and unpaid interest, but not more than an amount equal to accrued and unpaid interest on such Eligible Bonds for up to a maximum of 128 days immediately preceding the date of such drawing and (B) unpaid interest (whether accrued or to accrue) on Eligible Bonds in the Flexible Mode or that portion of the redemption price or purchase price of such Eligible Bonds corresponding to such interest, but not more than an amount equal to such interest on such Eligible Bonds for up to a maximum of 128 days immediately preceding the next Purchase Date (as defined in the Indenture) for each such Eligible Bond (or, if interest on any such Eligible Bond was not paid on the most recent Purchase Date for such Bond, for up to a maximum of 128 days immediately preceding the date of such drawing), calculated, in each case referred to in the foregoing clause (A) or clause (B) at a maximum rate of sixteen percent (16%) per annum, or such lesser rate of interest as shall equal the Maximum Interest Rate (as defined in the Indenture) in effect under the Indenture with respect to such Eligible Bonds, and in any case calculated on the basis of actual days elapsed divided by 360 (the "Interest Component").

          (iii) An aggregate amount not exceeding US$0.00 (ZERO UNITED STATES DOLLARS) may be drawn in respect of premium on Eligible Bonds (the "Premium Component"). If, subsequent to the date hereof, the Premium Component shall be increased by us at the request of the Account Party, the Premium Component shall be subject to reduction as provided below, and amounts drawn in respect thereof shall not be subject to reinstatement.

     (3) Drawings. Funds under this Letter of Credit are available to you against (i) your draft, stating on its face: "Drawn under Irrevocable Letter of Credit No. __________________, dated October __, 1992", and (ii) the appropriate certificate specified below, purportedly executed by you and appropriately completed.

                                           Exhibit Setting Forth
     Type of Drawing                    Form of Certificate Required

     Tender Drawing                          Exhibit 1
     (as hereinafter defined)

     Redemption/Mandatory                    Exhibit 2
     Purchase Drawing
     (as hereinafter defined)

     Interest Drawing                        Exhibit 3
     (as hereinafter
      defined)

     Drafts and certificates hereunder shall be dated the date of presentation and shall be presented at our office located at 222 Broadway, 12th Floor, New York, New York 10038, Attention: Central Loan Administration Department (or at such other office as we may designate by written notice to you). Presentation of such drafts and certificates may be made (a) by physical presentation of such drafts and certificates or (b) by facsimile transmission of such drafts and certificates received by us at
(212) 412-3080 (or at such other number as we may designate by written notice to you) with prior telephone notice to us at (212) _____________,
Attention: ______________________, (or at such other number as we may designate by written notice to you) that such presentation is to be made by facsimile transmission and with the original executed drafts and certificates to be received by us not later than our close of business on the next business day, it being understood that payments hereunder shall be made upon receipt by us of such facsimile transmission; provided, however, that presentations of drafts and certificates relating to Tender Drawings in respect of Eligible Bonds in the Flexible Mode shall in all instances be made in accordance with the foregoing clause (b). Drafts drawn under and in strict compliance with the terms of this Letter of Credit will be duly honored by us upon presentation thereof in accordance with this Paragraph 3 if presented on or prior to 4:00 P.M. (New York City time) on the Credit Termination Date as follows:

          (i) Tender Drawings; Flexible Mode. In the case of drafts and certificates relating to Tender Drawings in respect of Eligible Bonds in the Flexible Mode presented in accordance with the foregoing clause
     (b):

               (A) if such drafts and certificates are presented as aforesaid at or prior to 1:30 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 3:30 P.M. (New York City time) on the same business day;

               (B) if such drafts and certificates are presented as aforesaid after 1:30 P.M. but at or prior to 4:00 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 10:00 A.M. on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination
          Date); and

               (C) if such drafts and certificates are presented as aforesaid after 4:00 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 1:00 P.M. (New York City time) on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination Date);

     and

          (ii) All Other Drawings: In the case of any other drafts and certificates:

               (A) if such drafts and certificates are presented as aforesaid at or prior to 4:00 P.M. (New York City time) on a business day, and provided that such drafts strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 10:00 A.M. (New York City time) on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination Date); and

               (B) if such drafts and certificates are presented as aforesaid after 4:00 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 1:00 P.M. (New York City time) on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination Date).

Wire transfers of funds paid in respect of any drawing hereunder shall be made to your Account No. ____________ at ____________________________,
reference: _________________________, Attention: _________________, or to
such other account as you may from time to time specify to us in writing. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Account Party or the Issuer.

     (4) Reductions. The Interest Component shall be reduced immediately following our honoring any draft drawn hereunder to pay unpaid interest on Eligible Bonds or to pay that portion of the purchase price or redemption price corresponding to unpaid interest on Eligible Bonds, in each case by an amount equal to the amount of such draft (any such drawing being an "Interest Drawing"). The Principal Component shall be reduced immediately following our honoring any draft drawn hereunder: (i) pursuant to Section 308(c)(ii) of the Indenture to pay that portion of purchase price corresponding to principal of Eligible Bonds that are (A) subject to mandatory tender for purchase pursuant to Section 301(d)(iii), 301(e)(iv)(B) or 301(f)(iii) of the Indenture or (B) tendered for purchase by the holders thereof pursuant to Section 301(e)(iii) of the Indenture (any such drawing in respect of the circumstances referred to in this clause (i) being a "Tender Drawing"), (ii) pursuant to Section 308(c)(i) of the Indenture to pay the principal of Eligible Bonds or that portion of the redemption price of Eligible Bonds corresponding to principal, whether at stated maturity, upon acceleration or upon redemption, or (iii) pursuant to
Section 308(c)(ii) of the Indenture to pay that portion of the purchase price corresponding to principal of Eligible Bonds that are subject to mandatory tender for purchase pursuant to Section 301(e)(iv)(A) of the Indenture (any such drawing in respect of the circumstances referred to in the foregoing clause (ii) or in this clause (iii) being a "Redemption/Mandatory Purchase Drawing"), in each such case by an amount equal to the amount of such draft. The Premium Component shall be reduced immediately following our honoring any draft drawn hereunder to pay premium on Eligible Bonds in connection with a Redemption/Mandatory Purchase Drawing, by an amount equal to the amount of such draft.

          Additionally, upon receipt of a Notice of Reduction in the form of Exhibit 4 to this Letter of Credit purportedly executed by you, we will reduce the Principal Component, Interest Component and Premium Component to the amounts therein stated.

     (5) Reinstatement. The Interest Component and the Principal Component shall, from time to time, be reinstated by us in accordance with, and only to the extent provided in, the following subparagraphs (i) and
(ii).  In no event shall reductions in the Premium Component be reinstated.

          (i) Interest Component. Reductions in the Interest Component resulting from Interest Drawings shall be reinstated as follows:

               (A) Immediately following each drawing hereunder to pay unpaid interest on Eligible Bonds in the Flexible Mode or to pay that portion of purchase price, but not redemption price, corresponding to unpaid interest on Eligible Bonds in the Flexible Mode, the amount so drawn shall be automatically reinstated to the Interest Component unless, not later than the business day preceding such drawing you shall have received written notice from us that we will not reinstate the Interest Component in the amount of such drawing. On the fifth day following each drawing hereunder to pay accrued and unpaid interest on Eligible Bonds that are not in the Flexible Mode, or to pay that portion of purchase price, but not redemption price, corresponding to accrued and unpaid interest on Eligible Bonds that are not in the Flexible Mode, the amount so drawn shall be automatically reinstated to the Interest Component, unless you shall have theretofore received written notice from us that we will not reinstate the Interest Component in the amount of such drawing. Any notice of non-reinstatement delivered pursuant to this subparagraph (i)(A) shall be in writing and shall be delivered to you by hand delivery or facsimile transmission.

               (B) If, subsequent to any such delivery of a notice of non-reinstatement as aforesaid, we shall deliver to you, by hand delivery or facsimile transmission, a Notice of Reinstatement in the form of Exhibit 5 hereto, then, upon such delivery to you, the Interest Component shall be immediately reinstated to the extent specified in such Notice of Reinstatement.

               (C) In no event shall the Interest Component be reinstated to an amount in excess of 128 days' interest on Eligible Bonds, computed at the rate of 16% per annum, or such lesser rate of interest as shall equal the Maximum Interest Rate (as defined in the Indenture) in effect under the Indenture with respect to such Eligible Bonds, in any case on the basis of actual days elapsed divided by 360.

          (ii) Principal Component. Reductions in the Principal Component resulting from Redemption/Mandatory Purchase Drawings shall in no event be reinstated. Reductions in the Principal Component resulting from Tender Drawings shall be reinstated as follows:

               (A) Immediately upon receipt by us of proceeds from the remarketing of Pledged Bonds (as defined in the Indenture), or of written notice from you that you have received such proceeds (or a window receipt guaranteeing same day payment in immediately available funds of such proceeds as contemplated by Section 312(a) of the Indenture), the Principal Component shall be reinstated automatically by the amount of such proceeds.

               (B) Immediately upon your receipt from us, by hand delivery or facsimile transmission, of a Notice of Reinstatement in the form of Exhibit 5 hereto, the Principal Component shall be immediately reinstated to the extent specified in such Notice of Reinstatement.

               (C) In no event shall the Principal Component be reinstated to an amount in excess of the aggregate principal amount of Eligible Bonds then outstanding under the Indenture.

Any Notice of Reinstatement delivered to you in the form set forth in
Exhibit 5 hereto, whether delivered pursuant to subparagraph (i) or subparagraph (ii), above, may be combined, in a single such Notice, with any other Notice of Reinstatement delivered pursuant to the other such subparagraph.

     (6) Notices. Communications (other than drawings) with respect to this Letter of Credit shall be in writing and shall be addressed to us at 222 Broadway, 12th Floor, New York, New York 10038, Attention: Central Loan Administration Department (or at such other office as we may designate by written notice to you) or by facsimile transmission received by us at:
(212) 412-3080 (or at such other telephone number as we may designate by written notice to you) specifically referring to the number of this Letter of Credit.

     (7) Transfer. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Paying Agent under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in form set forth in Exhibit 6.

     (8) Governing Law, Etc. Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1983 Revision) Publication No. 400 of the International Chamber of Commerce ("UCP") and, to the extent not inconsistent with the UCP, the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York. This Letter of Credit sets forth in full our undertaking, and, except as expressly set forth herein, such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds, the Indenture and the Reimbursement Agreement), except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a draft hereunder, or the provisions of any agreement or document pursuant to which such draft may be presented hereunder, such purpose or provisions shall be conclusively determined by reference to the certificate accompanying such draft; in furtherance of this sentence, whether any drawing is in respect of payment of regularly scheduled interest on the Bonds or of principal of or interest on the Bonds upon scheduled or accelerated maturity or is a Tender Drawing or a Redemption/Mandatory Purchase Drawing shall be conclusively determined by reference to the certificate accompanying such drawing.

                    Very truly yours,


                    BARCLAYS BANK PLC,
                      NEW YORK BRANCH

                    By ___________________________________
                          Title:

                    By ___________________________________
                          Title:


                                 EXHIBIT 1
                          TO THE LETTER OF CREDIT

                      CERTIFICATE FOR TENDER DRAWING


     The undersigned, a duly authorized officer of __________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No. _________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

     (2) The Paying Agent is making a Tender Drawing under the Letter of Credit in the amount of $_______________ pursuant to Section 308(c)(ii) of the Indenture to pay that portion of the purchase price corresponding to principal of Eligible Bonds that are

          [subject to mandatory tender for purchase pursuant to Section [301(d)(iii)] [301(e)(iv)(B)] [301(f)(iii)] of the Indenture.]

          [tendered for purchase by the holders thereof pursuant to Section 301(e)(iii) of the Indenture.]

     (3) The amount of purchase price corresponding to principal of Eligible Bonds and with respect to the payment of which the Paying Agent, pursuant to the foregoing Sections of the Indenture, is drawing under the Letter of Credit, is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

          Principal:   $__________________

     (4) The amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of Eligible Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of such Bonds has been computed in accordance with the terms and conditions of such Eligible Bonds and the Indenture.

     (5) No proceeds of this drawing will be applied to the payment of purchase price of any Bonds that are not Eligible Bonds, including any Pledged Bonds (as defined in the Indenture), any Company Bonds (as defined in the Indenture) and any Bonds in the Fixed Rate Mode (as defined in the Indenture).

     [(6) The Eligible Bonds in respect of which this drawing is being made are Eligible Bonds in the Flexible Mode, and payment of this drawing shall be made in accordance with Paragraph 3(i) of the Letter of Credit.]

     [(6) The Eligible Bonds in respect of which this drawing is being made are not Eligible Bonds in the Flexible Mode, and payment of this drawing shall be made in accordance with Paragraph 3(ii) of the Letter of Credit].


     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.


                         [NAME OF PAYING AGENT],
                                as Paying Agent

                         By ___________________________________
                           Title:


                                 EXHIBIT 2
                          TO THE LETTER OF CREDIT


                        CERTIFICATE FOR REDEMPTION/
                        MANDATORY PURCHASE DRAWING


     The undersigned, a duly authorized officer of __________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No. _____________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

     (2) The Paying Agent is making a Redemption/Mandatory Purchase Drawing under the Letter of Credit in the amount of $______________

          [pursuant to Section 308(c)(i) and Section 605 of the Indenture to pay the principal of Eligible Bonds due pursuant to the Indenture upon maturity or as a result of acceleration of such Eligible Bonds in accordance with the Indenture and the terms of such Eligible Bonds.]

          [pursuant to Section 308(c)(i) of the Indenture to pay that portion of the redemption price corresponding to principal of [and premium on] Eligible Bonds due pursuant to the Indenture upon redemption of such Eligible Bonds in accordance with the Indenture and the terms of such Eligible Bonds.]

          [pursuant to Section 308(c)(ii) of the Indenture to pay that portion of the purchase price of Eligible Bonds corresponding to principal that are subject to mandatory tender for purchase pursuant to Section 301(e)(iv)(A) of the Indenture.]

     (3) The amount of [principal of] [redemption price corresponding to principal of] [and premium on] [purchase price corresponding to principal of] Eligible Bonds which is due and payable and with respect to the payment of which the Paying Agent, pursuant to the foregoing Section[s] of the Indenture, is to draw under the Letter of Credit is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

               Principal:     $__________________
               [Premium: $__________________]

     (4) The amount of the draft accompanying this Certificate being drawn in respect of payment of [principal] [redemption price corresponding to principal] [purchase price corresponding to principal] of Eligible Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit. [The amount of the draft accompanying this Certificate being drawn in respect of that portion of the redemption price of Eligible Bonds corresponding to premium, as indicated in paragraph
(3), above, does not exceed the Premium Component of the Letter of Credit.] The amount of the draft accompanying this Certificate in respect of payment of [principal] [redemption price corresponding to principal] [and premium] [purchase price corresponding to principal] of such Eligible Bonds has been computed in accordance with the terms and conditions of such Eligible Bonds and the Indenture.

     (5) No proceeds of this drawing will be applied to the payment of principal, redemption price (including premium, if any) or purchase price of any Bonds that are not Eligible Bonds, including any Pledged Bonds (as defined in the Indenture), any Company Bonds (as defined in the Indenture), and any Bonds in the Fixed Rate Mode (as defined in the Indenture).

     (6) Payment of this drawing shall be made in accordance with Paragraph 3(ii) of the Letter of Credit.

     [(7) The draft accompanying this Certificate is the final draft to be drawn under the Letter of Credit, and, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.

                         [NAME OF PAYING AGENT],
as Paying Agent

                         By ___________________________________
                           Title:

                                 EXHIBIT 3
                          TO THE LETTER OF CREDIT

                     CERTIFICATE FOR INTEREST DRAWING


     The undersigned, a duly authorized officer of __________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No. ___________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

     (2) The Paying Agent is making a drawing under the Letter of Credit in the amount of $_______________ with respect to [the payment of interest] [the payment of the portion of redemption price corresponding to interest] [the payment of the portion of purchase price corresponding to interest] on Eligible Bonds in accordance with the Indenture.

     (3) The amount of [interest] [redemption price corresponding to interest] [purchase price corresponding to interest] on Eligible Bonds that is due and owing is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

          Interest: __________________

     (4) The amount of the draft accompanying this Certificate being drawn in respect of payment of [interest] [redemption price corresponding to interest] [purchase price corresponding to interest] on Eligible Bonds, as indicated in paragraph (3), above, does not exceed the Interest Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of payment of [interest] [redemption price corresponding to interest] [purchase price corresponding to interest] on Eligible Bonds has been computed in accordance with the terms and conditions of such Eligible Bonds and the Indenture.

     (5) Payment of this drawing shall be made in accordance with Paragraph 3(ii) of the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.

                         [NAME OF PAYING AGENT],
                             as Paying Agent

                         By ___________________________________
                           Title:


                                 EXHIBIT 4
                          TO THE LETTER OF CREDIT

                            NOTICE OF REDUCTION

     The undersigned, a duly authorized officer of _____________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No. _____________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

          (2) As of the date hereof, the aggregate principal amount of Eligible Bonds (including for this purpose all Pledged Bonds and all Company Bonds) outstanding is

               Principal: $__________________

          (3) You are hereby directed to reduce the [Principal] [Premium] [and] [Interest] Components of the Letter of Credit as follows:

               [The Principal Component of the Letter of Credit is reduced to $__________________.]

               [The Premium Component of the Letter of Credit is reduced to $__________________.]

               [The Interest Component of the Letter of Credit is reduced to $__________________.]

          IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.

                         [NAME OF PAYING AGENT],
                             as Paying Agent

                         By ___________________________________
                           Title:


                                 EXHIBIT 5
                          TO THE LETTER OF CREDIT

                          NOTICE OF REINSTATEMENT

The undersigned, a duly authorized officer of Barclays Bank PLC, New York Branch (the "Bank"), hereby gives the following notice to _________________, as paying agent (the "Paying Agent"), with reference to Irrevocable Letter of Credit No. __________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein have the meanings given them in the Letter of Credit.

The Bank hereby notifies you that:

[1.] [Pursuant to Paragraph 5(i)(B) of the Letter of Credit and Section
     2.04(b)(ii) of the Reimbursement Agreement, the Interest Component has been reinstated by $________________.]

[2.] [Pursuant to Paragraph 5(ii)(B) of the Letter of Credit and Section
     2.04(c) of the Reimbursement Agreement, the Principal Component has been reinstated by $_________________.]

IN WITNESS WHEREOF, the Bank has executed and delivered this Notice of Reinstatement as of the ________ day of _______________, 19___

                    BARCLAYS BANK PLC,
                      NEW YORK BRANCH

                    By ___________________________________
                      Title:
                                 EXHIBIT 6
                          TO THE LETTER OF CREDIT

                         INSTRUCTIONS TO TRANSFER

                         __________________, 19___

     Re:  Irrevocable Letter of Credit No. __________________


Gentlemen:

     The undersigned, as Paying Agent under that certain Series D Loan and Trust Agreement, dated as of May 1, 1991 (the "Indenture"), by and among the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire (the "Issuer"), Public Service Company of New Hampshire and the State Street Bank and Trust Company, as Trustee, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Paying Agent under such Indenture.

                    ___________________________________
                           (Name of Transferee)

                    ___________________________________
                                 (Address)

     Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

     Such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit; provided, however, that no rights shall be deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ________ day _______________, 19___.

                    [NAME OF RETIRING PAYING AGENT],
as Paying Agent

                         By ___________________________________
                           Title:

          The undersigned, [Name of Transferee], hereby accepts the foregoing transfer of rights under the Letter of Credit.

                         [Name of Transferee]

                         By ___________________________________
                           Title:

                         Address of Principal
                            Corporate Trust Office:

                         [insert address]

                                                              EXHIBIT 1.01B

                         PARTICIPATION ASSIGNMENT

                       Dated _________________, 19__


     Reference is made to the Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Agreement"; unless otherwise defined herein terms defined in the Agreement are used herein with the same meaning), among Public Service Company of New Hampshire (the "Account Party"), Barclays Bank PLC, New York Branch ("Barclays"), as Issuing Bank, the Participating Banks named therein and from time to time parties thereto, and Barclays, as Agent. Pursuant to the Agreement, ______________ (the "Assignor") has purchased a participation from the Issuing Bank in and to the Letter of Credit and each payment thereunder and demand loan made by the Issuing Bank and has committed to make Advances to the Account Party.

     The Assignor and ________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor that portion set forth in Section 1(c) of
Schedule 1 hereto (the "Assigned Interest") of the Assignor's rights and obligations under the Agreement and the Pledge Agreement, including, without limitation, the participation purchased by the Assignor pursuant to
Section 3.07 of the Agreement in respect of unreimbursed amounts and demand loans owing from time to time to the Issuing Bank, the Commitment of the Assignor to make Advances and the Advances outstanding on the Effective Date (as hereinafter defined). Such Assigned Interest represents the percentage interest specified in Section 2(b) of Schedule 1 of all outstanding rights and obligations of the Participating Banks under the Agreement, and, after giving effect to such sale and assignment, the Assignee's and Assignor's Participation Percentages will be as set forth in Sections 2(b) and 2(c), respectively, of Schedule 1. The effective date of this sale and assignment shall be the date specified in Section 3 of
Schedule 1 (the "Effective Date").

     2. On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, an amount equal to (1) the aggregate amount of unreimbursed letter of credit payments, demand loans and Advances outstanding (as set forth in Section 1 of Schedule 1) times (2) the Assigned Interest. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Agreement and the Pledge Agreement to the extent of the Assigned Interest, including without limitation (i) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of reimbursements, principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise; (ii) the right to vote and to instruct the Agent and the Issuing Bank under the Agreement based on the Assigned Interest; (iii) the right to set-off and to appropriate and apply deposits of the Account Party as set forth in the Agreement; and (iv) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Account Party, the Agent or otherwise) in the same funds in which such amount is received by the Assignor.

     3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the Related Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the Related Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Account Party or the performance or observance by the Account Party of any of its obligations under the Agreement, the Related Documents or any other instrument or document furnished pursuant thereto.

     4. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 6.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, the Issuing Bank, the Assignor or any other Participating Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the Related Documents;
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the Pledge Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Participating Bank and (v) confirms that it has paid the processing fee referred to in subsection 10.06(b) of the Agreement.

     5. Following the execution of this Assignment, it will be delivered to the Agent for acceptance and recording by the Agent. Upon such acceptance and recording and receipt of the consent of the Issuing Bank required pursuant to Section 10.06(b) of the Agreement (which shall be evidenced by the Issuing Bank's execution of this Assignment on the appropriate space on Schedule 1), as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Participating Bank thereunder and under the Pledge Agreement and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement and the Pledge Agreement.

     6. Upon such acceptance, recording and consent, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee at its address set forth on Schedule 1 hereto. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

     7. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment may be executed in counterparts by the parties hereto, each of which counterpart when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.
Schedule 1
to
Participation Assignment
Dated ____________, 19__


Section 1.

     (a)  Total Unreimbursed
            Payments and demand loans        $__________
     (b)  Total Advances:                    $__________
     (c)  Assigned Interest:1                __________%

   1 Specify percentage to no more than 8 decimal points.

Section 2.

     (a)  Assignor's Participation
            Percentage (immediately
            prior to the effectiveness
            of this Assignment)              ___________%
     (b)  Assignee's Participation
            Percentage2 (upon the
            effectiveness of this
            Assignment)                      ___________%
     (c)  Assignor's Participation
            Percentage2 (upon
            the effectiveness of
            this Assignment)                 ___________%

   2 The sum of the percentages set forth in Section 2(b) and (c) shall equal the percentage set forth in Section 2(a).

Section 3.

     Effective Date:3 __________, 19__

   3 Such date shall be at least 5 Business Days after the execution of this Assignment.

                    [NAME OF ASSIGNOR]

                    By______________________________
                      Title:

                    [NAME OF ASSIGNEE]

                    By______________________________
                       Title:

                    [Address]
                    Telecopier No._______________
                    Attention:___________________

Consented to this __ day
of ______________, ___

BARCLAYS BANK, PLC
   NEW YORK BRANCH
   as Issuing Bank

By__________________________
   Title:

Accepted this __ day4
of _____________, ___

   4 Not to be accepted without proof of Account Party's consent pursuant to
     Section 10.06(b) of the Reimbursement Agreement.

BARCLAYS BANK, PLC,
   New York Branch,
   as Agent

By__________________________
   Title:

                        APPLICABLE LENDING OFFICES

The Assignee's Applicable Lending Offices are as follows:

Domestic Lending Office:

CD Lending Office:

Eurodollar Lending Office:


                                                              EXHIBIT 1.01C

                              FIRST AMENDMENT
                                    TO
                         SERIES D PLEDGE AGREEMENT


     This FIRST AMENDMENT, dated as of October 1, 1992 (this "Amendment"), to the SERIES D PLEDGE AGREEMENT, dated as of May 1, 1991 ("the Existing Agreement", and, as amended by this Amendment, the "Amended Agreement") is made by and among:

     (i) Public Service Company of New Hampshire, a corporation duly organized and validly existing under the laws of the State of New Hampshire (the "Account Party");

     (ii) Citibank, N.A., as the "Issuing Bank" under the Existing Agreement (the "Retiring Issuing Bank"); and

     (iii) Barclays Bank PLC, New York Branch ("Barclays"), as the "Issuing Bank" under the Reimbursement Agreement hereinafter referred to (the "Issuing Bank");

for the benefit of the Issuing Bank and

     (iv) The Agent (as defined therein) and the Participating Banks (as defined therein) from time to time party to such Reimbursement Agreement.


                           PRELIMINARY STATEMENT

     The Account Party was previously reorganized under Chapter 11 of the Bankruptcy Code pursuant to that certain Third Amended Joint Plan of Reorganization of the Account Party, dated December 28, 1989 as confirmed by order of the United States Bankruptcy Court for the District of New Hampshire on April 20, 1990. Such reorganization (the "Reorganization") became effective on May 16, 1991.

     In order to finance, in part, the Reorganization, the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire (the "Issuer") has issued, pursuant to a Series D Loan and Trust Agreement, dated as of May 1, 1991 (as supplemented or amended from time to time with the written consent of the Issuing Bank, the "Indenture"), by and among the Issuer, the Account Party and State Street Bank and Trust Company, as trustee (such entity, or its successor as trustee, being the "Trustee"), $114,500,000 aggregate principal amount of The Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D) (such Bonds, together with any Tax-Exempt Refunding Bonds (as defined in the Indenture) issued to refund such bonds as provided in Article IV of the Indenture, being hereinafter referred to, collectively, as the "Bonds") and, pursuant to the Indenture, the Account Party has previously caused the Retiring Issuing Bank to issue the letter of credit referred to therein in favor of the Paying Agent described therein. For the purposes stated in the recitals to the Existing Agreement, the Account Party has previously entered into the Existing Agreement and pledged the Pledged Collateral (as defined in the Existing Agreement) to the Retiring Issuing Bank;

     The Account Party now wishes to substitute a letter of credit issued by the Issuing Bank for the letter of credit previously issued by the Retiring Issuing Bank, and in furtherance thereof, the Account Party has requested the Issuing Bank to issue its irrevocable letter of credit in favor of the Paying Agent. The Issuing Bank has agreed to issue such letter of credit subject to the terms and conditions set forth in that certain Series D Letter of Credit and Reimbursement Agreement, of even date herewith, among the Account Party, the Issuing Bank, the Agent and the Participating Banks referred to therein and relating to the Bonds (said Series D Letter of Credit and Reimbursement Agreement, as it may be hereafter be amended, modified or supplemented from time to time, being hereinafter referred to as the "Reimbursement Agreement").

     It is a condition precedent to the obligation of the Issuing Bank to issue such letter of credit and of the Participating Banks to make the Advances described in the Reimbursement Agreement that the parties execute and deliver this Amendment and effect the assignment provided for herein;

     NOW THEREFORE, the Account Party, the Retiring Issuing Bank and the Issuing Bank hereby agree as follows:

                                ARTICLE I.

                                DEFINITIONS

     SECTION 1.01. Definitions. For the purposes of this Amendment and the Amended Agreement, terms defined in the Reimbursement Agreement and used but not otherwise defined in this Amendment have the meanings given them in the Reimbursement Agreement.

                                ARTICLE II.

                                ASSIGNMENT

     In consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Retiring Issuing Bank hereby assigns, transfers, sets over and conveys, to the Issuing Bank for the benefit of the Agent and the Participating Banks, without recourse of any kind, all of the Retiring Issuing Bank's right, title and interest in and to the Existing Agreement, the security interests created thereby and the Pledged Collateral described therein. The Retiring Issuing Bank further agrees to execute and deliver all such other documents and to take all such other actions, as in each case may be reasonably requested by the Issuing Bank to further evidence or perfect the foregoing assignment; provided, however, that the Retiring Issuing Bank shall not be required to incur any liability or expend any funds in connection with the foregoing unless indemnified to its reasonable satisfaction. By execution and delivery of this Amendment, (i) the Issuing Bank hereby accepts such assignment, transfer and conveyance and (ii) the Account Party consents thereto.

                               ARTICLE III.

                     AMENDMENTS TO EXISTING AGREEMENT

     SECTION 3.01. Restatement of Grant of Security Interest. Section 1 of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

          SECTION 1. Pledge. The Account Party hereby pledges to the Issuing Bank for the benefit of the Agent and the Participating Banks, and grants to the Issuing Bank for the benefit of the Agent and the Participating Banks a security interest in, the following (the "Pledged Collateral"):

               (i) the Pledged Bonds (as defined in the Indenture) and the instruments, if any, evidencing the Pledged Bonds, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Bonds; and

               (ii) all proceeds (other than the proceeds of the initial sale upon issuance of the Pledged Bonds) of any and all of the foregoing collateral (including, without limitation, proceeds that constitute property of the types described above).

     SECTION 3.02. Restatement of Security for Obligations. Section 2 of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

               SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Account Party now or hereafter existing under the Reimbursement Agreement, whether for reimbursement, principal, interest, fees, expenses or otherwise, and all obligations of the Account Party now or hereafter existing under this Agreement (all such obligations of the Account Party being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Account Party to the Issuing Bank, the Agent or any Participating Bank under the Reimbursement Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Account Party.

     SECTION 3.03. Certain Cross-References. The references in Sections 9 and 11(b) of the Existing Agreement to "Section 9.04 of the Reimbursement Agreement" are hereby amended by substituting therefor the words "Section
10.04 of the Reimbursement Agreement".

     SECTION 3.04. Restatement of Section 12. Section 12 of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

               SECTION 12. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitments, (ii) be binding upon the Account Party, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Issuing Bank, the Agent, the Participating Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Participating Bank may, subject to Section 10.06 of the Reimbursement Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Reimbursement Agreement (including, without limitation, all or any portion of its Commitment and the Advances owing to it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Participating Bank herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Account Party. Upon any such termination, the Issuing Bank will, at the Account Party's expense, return to the Account Party such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Account Party such documents as the Account Party shall reasonably request to evidence such termination.


                                ARTICLE IV.

                               MISCELLANEOUS

     SECTION 4.01. Effectiveness; Effect on Existing Agreement. This Amendment shall become effective when, and only when, (a) the Agent shall have received counterparts of this Amendment duly executed by all the parties hereto and (b) the Letter of Credit shall have been issued pursuant to the Reimbursement Agreement. Upon the effectiveness of this Amendment, (x) each reference in the Existing Agreement to "the Reimbursement Agreement", "the Series D Reimbursement Agreement", "thereunder", "thereof" or words of like import referring to the Original Reimbursement Agreement, shall mean and be a reference to the Reimbursement Agreement, and (y) each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Agreement, and each reference in the Related Documents to "the Pledge Agreement", "the Series D Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Existing Agreement, shall mean and be a reference to the Amended Agreement. Except as expressly amended hereby, all provisions of the Existing Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     SECTION 4.02. Counterparts. This Amendment may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

                         PUBLIC SERVICE COMPANY
                              OF NEW HAMPSHIRE

                         By ____________________________
                           Title:

                         CITIBANK, N.A.

                         By ____________________________
                           Title:

                         BARCLAYS BANK PLC,
                           NEW YORK BRANCH,
                           as Issuing Bank and as Agent

                         By ____________________________
                           Title:


                                                              EXHIBIT 5.01A

                 [Form of Opinion of Day, Berry & Howard]

                                                             [Closing Date]

To Barclays Bank PLC, New York Branch,
  as Agent and as Issuing Bank under the
  Reimbursement Agreement referred to below, and to each Participating Bank thereunder

                  Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(f)(i) of the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (the "Reimbursement Agreement"), among Public Service Company of New Hampshire (the "Company"), Barclays Bank PLC, New York Branch, as the Agent (the "Agent") and Issuing Bank (the "Issuing Bank") thereunder, and the Participating Banks referred to therein. Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined.

     We have acted as counsel for the Company in connection with the preparation, execution and delivery of:

          (1)  the Reimbursement Agreement;

          (2) the Series D Loan and Trust Agreement, dated as of May 1, 1991 (the "Loan and Trust Agreement"), among the Company, the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire ("NHIDA") and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which NHIDA has issued, for the benefit of the Company, its Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series
     D);

          (3) the Series D and Series E Bond Purchase Agreement, dated May 15, 1991, among NHIDA, the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated;

          (4) Irrevocable Letter of Credit No. _____________, dated October 5, 1992 (the "Letter of Credit"), issued by the Issuing Bank;

          (5) the Series D Pledge Agreement, dated as of May 1, 1991, between the Company and Citibank, N.A., as amended by a First Amendment thereto, dated as of October 1, 1992 (the "Pledge Amendment") among the Company, Citibank, N.A. and the Issuing Bank (such Series D Pledge Agreement, as amended by the Pledge Amendment, being herein referred to as the "Pledge Agreement"); and

          (6) the Series D Remarketing Agreement, dated as of May 1, 1991, between the Company and Goldman, Sachs Money Markets Inc. (the "Remarketing Agreement").

     In that connection, we have examined:

     (a) The Reimbursement Agreement, the Loan and Trust Agreement, the Pledge Agreement and the Remarketing Agreement (hereinafter the "Documents").

     (b)  The Letter of Credit.

     (c)  The First Mortgage Indenture and the Series F First Mortgage Bonds.

     (d) The articles of incorporation of the Company and all amendments thereto including the Articles of Merger governing the merger of NU Acquisition Corp. into the Company (collectively; the "Charter") and the by-laws of the Company and all amendments thereto (the "By-laws"), in each case as in effect on the date hereof.

     (e) True and complete photocopies of the Rate Agreement and the Significant Contracts, and all amendments, modifications and supplements thereto.

     (f)  The other documents furnished by the Company pursuant to Section
5.01 of the Reimbursement Agreement.

     (g) A certificate of the Secretary of State of Connecticut, dated September ___, 1992, attesting to the qualification as a foreign corporation and good standing of the Company in that State.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Documents and each other Loan Document and in certificates of the Company or its officers or of public officials. Nothing has come to our attention, however, calling into question the accuracy of such representations.

     We are qualified to practice law in the State of Connecticut and for purposes of this opinion we do not purport to be experts on any laws other than the laws of the States of Connecticut and New York and the Federal laws of the United States.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The execution, delivery and performance by the Company of each Document and each Significant Contract are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Company's Charter or By-laws or (ii) any law (other than the state securities or "Blue Sky" laws of any jurisdiction, as to which we express no opinion) or, to the best of our knowledge, contractual restriction contained in any material agreement binding on or affecting the Company; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties. Each Document and each Significant Contract has been duly executed and delivered by the Company. The Merger was duly consummated on June 5, 1992, in accordance with the Plan and all requirements of law.

          2,   No authorization, consent, approval, license, permit,
     certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Bankruptcy Court but other than in connection with or in compliance with the provisions of the state securities or "Blue Sky" laws of any jurisdiction, as to which we express no opinion) is required in connection with either (i) the execution, delivery or performance of the Reimbursement Agreement, the Pledge Amendment or any Significant Contract or the performance of the Pledge Agreement or (ii) the grant and perfection of any security interest or lien contemplated by the Pledge Amendment, or if required, has been duly obtained or made and is in full force and effect; and except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in
     Section 5.01(c)(i) to the Reimbursement Agreement, all applicable periods of time for review, rehearing or appeal with respect thereto have expired.

          3. The Reimbursement Agreement, the Pledge Agreement and each Significant Contract are (a) the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and (b) in full force and effect as to the Company, NU and its other Affiliates parties thereto.

          4. Except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in Section 5.01(c)(i) of the Reimbursement Agreement, to the best of our knowledge there is no pending or threatened action or proceeding affecting the Company or its properties before any court, governmental agency or arbitrator, which may, if adversely determined, purport to affect the legality, validity or enforceability of the Rate Agreement, any Document, any other Loan Document or any Significant Contract.

          5. To the best of our knowledge, no event has occurred and is continuing which constitutes a material default under the Rate Agreement or any Significant Contract.

          6. None of the Issuing Bank, the Agent nor any Participating Bank is required to qualify to do business in the State of Connecticut, or to comply with the requirement of any foreign lender statute in the State of Connecticut, by virtue solely of the execution, delivery, performance or enforcement of the Letter of Credit or the Reimbursement Agreement or as a condition or requirement to avail itself of the remedies provided by the Loan Documents.

          7. The Company is a corporation duly qualified to do business in, and is in good standing in, the State of Connecticut.

The opinions set forth above are subject to the following qualifications:

          (a) With respect to our opinions in paragraphs 1 and 3, insofar as such opinions relate to the laws of the State of New Hampshire, we have relied on the opinion of Rath, Young, Pignatelli and Oyer, P.A. delivered to you.

          (b) With respect to our opinion in paragraph 1, insofar as such opinion relates to the laws of the States of Maine and Vermont, we have relied on the opinions of Drummond Woodsum Plimpton & MacMahon and Zuccaro, Willis & Bent, respectively, delivered to you.

          (c) With respect to our opinion in paragraph 2, insofar as such opinion relates to any Governmental Approval required by any (i) New Hampshire governmental authority, or other New Hampshire state court or regulatory body, we have relied on the opinion of Rath, Young, Pignatelli and Oyer, P.A. delivered to you, (ii) Maine governmental authority, or other Maine state court or regulatory body, we have relied on the opinion of Drummond Woodsum Plimpton & MacMahon delivered to you and (iii) Vermont governmental authority, or other Vermont state court or regulatory body, we have relied on the opinion of Zuccaro, Willis & Bent delivered to you.

          (d) Our opinion in paragraph 3 above (i) is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions that may affect the enforceability of certain rights and remedies provided in the Pledge Agreement, none of which laws and judicial decisions, however, will make the rights and remedies provided in the Pledge Agreement inadequate for the practical realization of the benefits provided in the Pledge Agreement and (ii) assumes the binding effect of all documents referred to therein on all parties thereto other than the Company, NUSCO and NU and its other Affiliates.

          (e) With respect to our opinion in paragraph 6, we have assumed (or, in the case of clause (ii) below, have relied on the fact) that (i) the Issuing Bank's, the Agent's and each Participating Bank's decision to enter into the transactions contemplated by the Reimbursement Agreement was not made in the State of Connecticut, (ii) the execution and delivery of the Letter of Credit and the Reimbursement Agreement by the Issuing Bank, the Agent and each Participating Bank did not take place in the State of Connecticut, (iii) any funds disbursed by the Issuing Bank, the Agent or any Participating Bank pursuant to the Letter of Credit or the Reimbursement Agreement will be disbursed outside of the State of Connecticut, (iv) all payments to the Issuing Bank, the Agent or any Participating Bank pursuant to the Reimbursement Agreement will be made to a bank account or bank accounts established at a branch office or branch offices located outside of the State of Connecticut and
     (v) the Issuing Bank, the Agent and each Participating Bank does not have an office in Connecticut, and does not have officers or agents in Connecticut for the solicitation of business. In addition, our opinion in paragraph 6 is qualified with respect to the ability of the Issuing Bank, the Agent or any Participating Bank to avail itself of the remedies provided by the Loan Documents as follows. The Issuing Bank, the Agent or any Participating Bank will be permitted to hold property in Connecticut that it acquires by foreclosure or otherwise in payment of debts due it without being considered to be transacting business in Connecticut unless the Issuing Bank, the Agent or such Participating Bank has engaged in any other activities or transactions that either alone or in connection with the activities and transactions pursuant to the Reimbursement Agreement would constitute "transacting business" in the State of Connecticut for purposes of Section 36-5a of the Connecticut General Statutes. The holding of any such property should be conducted, however, with a view to, and in a manner reasonably calculated to do nothing more than, preserve the value of the property pending its resale by the Issuing Bank, the Agent or any Participating Bank. In our view, the Connecticut courts likely would hold that the active management and operation of such property by the Issuing Bank, the Agent or any Participating Bank prior to the resale of the property may constitute "transacting business" in Connecticut. While no particular holding period may be specified, such period should not be any longer than reasonably necessary for the prudent resale of the property acquired in foreclosure.

          (f) We express no opinion as to the validity of the Liens in the Collateral or the perfection or priority of such Liens.

          (g) We note further that, in addition to the effect of general principles of equity described in subparagraph (d) above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (h) We express no opinion herein as to (i) Section 10.05 of the Reimbursement Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies and
     (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

     We are aware that Rath, Young, Pignatelli and Oyer, P.A. will rely upon the opinion set forth in paragraph 7 of this opinion and that Porter & Travers will rely upon the opinions set forth in paragraphs 1, 2, and 4 of this opinion in rendering their opinions furnished pursuant to Sections 5.01(f)(ii) and 5.01(f)(vi), respectively, of the Reimbursement Agreement, and we hereby authorize such reliance.

                         Very truly yours,



                                                              EXHIBIT 5.01B

        [Form of Opinion of Rath, Young, Pignatelli and Oyer, P.A.]

                                                             [Closing Date]

To Barclays Bank PLC, New York Branch,
  as Agent and as Issuing Bank under the
  Reimbursement Agreement referred to below, and to each Participating Bank thereunder

                  Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(f)(ii) of the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (the "Reimbursement Agreement"), among Public Service Company of New Hampshire (the "Company"), Barclays Bank PLC, New York Branch, as the Agent (the "Agent") and Issuing Bank (the "Issuing Bank") thereunder, and the Participating Banks referred to therein. Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined.

     We have acted as special New Hampshire counsel to the Company in connection with the execution and delivery of:

          (1)  the Reimbursement Agreement;

          (2) Irrevocable Letter of Credit No. _____________, dated October 5, 1992 (the "Letter of Credit"), issued by the Issuing Bank; and

          (3) the First Amendment, dated as of October 1, 1992 (the "Pledge Amendment") among the Company, Citibank, N.A. and the Issuing Bank, to the Series D Pledge Agreement, dated as of May 1, 1991, between the Company and Citibank, N.A. (such Series D Pledge Agreement being herein referred to as the "Original Pledge Agreement;" the Original Pledge Agreement, as amended by the Pledge Amendment, being herein referred to as the "Pledge Agreement").

     In that connection, we have examined:

     (a) The Reimbursement Agreement and the Pledge Agreement (hereinafter the "Documents").

     (b)  The Letter of Credit.

     (c) The articles of incorporation of the Company and all amendments thereto including the Articles of Merger governing the merger of NU Acquisition Corp. into the Company (collectively; the "Charter") and the by-laws of the Company and all amendments thereto (the "By-laws"), in each case as in effect on the date hereof.

     (d) True and complete photocopies of the Rate Agreement and the Significant Contracts, and all amendments, modifications and supplements thereto.

     (e) A certificate of the Secretary of State of New Hampshire, dated September ___, 1992, attesting to the continued corporate existence and good standing of the Company in that State.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. Our knowledge as to factual matters is based only upon certificates of officers of the Company that have been delivered to us and a review of our files, and we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Documents and in certificates of the Company or its officers or of public officials. Nothing has come to our attention, however, calling into question the accuracy of such representations.

     We are qualified to practice law in the State of New Hampshire and for purposes of this opinion we do not purport to be experts on any laws other than the laws of the State of New Hampshire, including any political subdivision thereof ("New Hampshire").

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of New Hampshire, and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

          2. The execution, delivery and performance by the Company of each Document and each Significant Contract are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Company's Charter or By-laws or (ii) any New Hampshire law (other than the state securities or "Blue Sky" laws of New Hampshire, as to which we express no opinion) or, to the best of our knowledge, contractual restriction contained in any material agreement binding on or affecting the Company; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan
     Documents) upon or with respect to any of its properties.   Each
     Document and each Significant Contract has been duly executed and delivered by the Company. The Merger was duly consummated on June 5, 1992, in accordance with the Plan and all requirements of New Hampshire law.

          3. No authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with any New Hampshire governmental authority or other New Hampshire legal or regulatory body (which does not include the United States Bankruptcy Court for the District of New Hampshire and other than in connection with or in compliance with the provisions of the state securities or "Blue Sky" laws of any jurisdiction, as to which we express no opinion) is required in connection with either (i) the execution, delivery or performance of the Reimbursement Agreement, the Pledge Amendment or any Significant Contract or the performance of the Pledge Agreement or (ii) the grant and perfection of any security interest or lien contemplated by the Pledge Amendment, or, if required, has been duly obtained or made and is in full force and effect; and except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in
     Section 5.01(c)(i) to the Reimbursement Agreement, all applicable periods of time for review, rehearing or appeal with respect thereto have expired.

          4. The Reimbursement Agreement, the Pledge Agreement and each Significant Contract are (a) the legal, valid and binding obligations of the Company enforceable against the Company (to the extent such enforceability is a matter of New Hampshire law) in accordance with their respective terms and (b) in full force and effect as to the Company.

          5. Except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in Section 5.01(c)(i) of the Reimbursement Agreement, to the best of our knowledge there is no pending or threatened action or proceeding affecting the Company or its properties before any New Hampshire court, governmental agency or arbitrator, which may, if adversely determined, purport to affect the legality, validity or enforceability of the Rate Agreement, any Document, any other Loan Document or any Significant Contract.

          6. To the best of our knowledge, no event has occurred and is continuing which constitutes a material default by the Company under the Rate Agreement or any Significant Contract.

          7. In any action or proceeding arising out of or relating to the Reimbursement Agreement or the Pledge Agreement in any court in New Hampshire, such court would recognize and give effect to the provisions of the Reimbursement Agreement or the Pledge Agreement, as the case may be, wherein the parties thereto agreed that the Reimbursement Agreement or the Pledge Agreement, as the case may be, shall be governed by, and construed in accordance with, the laws of the State of New York. However, if a court were to hold that the Reimbursement Agreement or the Pledge Agreement is governed by, and to be construed in accordance with, the laws of New Hampshire, the Reimbursement Agreement or the Pledge Agreement, as the case may be, would, under the laws of New Hampshire, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that are set forth in subparagraphs (b), (c) and (d) contained in the penultimate paragraph hereof.

          8. None of the Issuing Bank, the Agent nor any Participating Bank is required to qualify to do business in New Hampshire, or to comply with the requirement of any foreign lender statute in New Hampshire, by virtue solely of the execution, delivery, performance or enforcement of the Letter of Credit or the Reimbursement Agreement or as a condition or requirement to avail itself of the remedies provided by the Loan Documents; nor will the Issuing Bank, the Agent or any such Participating Bank be subject to taxation in New Hampshire solely by virtue of any such circumstance.

The opinions set forth above are subject to the following qualifications:

          (a) With respect to our opinion in paragraph 1, insofar as such opinion relates to the laws of the States of Connecticut, Maine and Vermont, we have relied on the opinions of Day, Berry & Howard, Drummond Woodsum Plimpton & MacMahon and Zuccaro, Willis & Bent, respectively, delivered to you.

          (b) Our opinions in paragraphs 4 and 7 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          (c) Our opinions in paragraphs 4 and 7 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (d) Our opinions in paragraphs 4 and 7 above are subject to the effect of certain laws and judicial decisions that may affect the enforceability of certain rights and remedies provided in the Pledge Agreement, none of which laws and judicial decisions, however, will make the rights and remedies provided in the Pledge Agreement inadequate for the practical realization of the benefits provided in the Pledge Agreement, and assume the binding affect of all documents referred to therein on all parties thereto other than the Company.

          (e) We express no opinion herein as to (i) Section 10.05 of the Reimbursement Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies and
     (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

          (f) We note further that, in addition to the effect of general principles of equity described in subparagraph (c) above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (g) With respect to our opinion in paragraph 4 of this opinion, we note that the Tax Allocation Agreement and the Sharing Agreement provide that they are governed by Connecticut law, and the Reimbursement Agreement and the Pledge Agreement provide that they are governed by New York law.

          (h) Our opinions assume that the execution and delivery by the Company of the Original Pledge Agreement was within the Company's corporate powers, was duly authorized by all necessary corporate action and was duly executed and delivered by the Company.

          (i) We express no opinion as to the validity of the Liens in the Collateral or the perfection or priority of such Liens.

     We are aware that Day, Berry & Howard will rely upon the opinions set forth in paragraphs 2, 3 and 4 of this opinion and that Porter & Travers will rely upon the opinions set forth in paragraphs 1, 2, 3 and 5 of this opinion in rendering their opinions furnished pursuant to Section 5.01(f)(i) and 5.01(f)(vi), respectively, of the Reimbursement Agreement, and we hereby authorize such reliance. This opinion is otherwise furnished to you solely for your use and the use of the Company and, unless authorized by us in writing, may not be relied upon or used by any other party.

                         Very truly yours,




                                                              EXHIBIT 5.01C

                [Form of Opinion of Pierre O. Caron, Esq.]

                                                             [Closing Date]

To Barclays Bank PLC, New York Branch,
  as Agent and as Issuing Bank under the
  Reimbursement Agreement referred to below, and to each Participating Bank thereunder

                  Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(f)(iii) of the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (the "Reimbursement Agreement"), among Public Service Company of New Hampshire (the "Company"), Barclays Bank PLC, New York Branch, as the Agent (the "Agent") and Issuing Bank (the "Issuing Bank") thereunder, and the Participating Banks referred to therein. Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined.

     I am Assistant General Counsel of the Company and am the head of the Company's Law Department, which is responsible for obtaining and maintaining all Governmental Approvals of the type referred to in clause (iii) in the definition of "Governmental Approvals" contained in the Reimbursement Agreement.

     Based upon such investigation as I have deemed necessary, including, without limitation, conversations with other responsible officers of the Company, I am of the following opinion:

          1. The Company has obtained all Governmental Approvals referred to in clause (iii) in the definition of "Governmental Approvals" contained in the Reimbursement Agreement, except those not yet required but which are obtainable in the ordinary course of business as and when required and those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Company as a whole.

          2. Except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in Section 5.01(c)(i) of the Reimbursement Agreement, to the best of my knowledge there is no pending or threatened action or proceeding affecting the Company or its properties before any New Hampshire court, governmental agency or arbitrator, which may, if adversely determined, materially adversely affect the financial condition, properties, prospects or operations of the Company as a whole.

                         Very truly yours,




                                                              EXHIBIT 5.01D

                       [Form of Opinion of Drummond
                       Woodsum Plimpton & MacMahon]

                                                             [Closing Date]

To Barclays Bank PLC, New York Branch,
  as Agent and as Issuing Bank under the
  Reimbursement Agreement referred to below, and to each Participating Bank thereunder

                  Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(f)(iv) of the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (the "Reimbursement Agreement"), among Public Service Company of New Hampshire (the "Company"), Barclays Bank PLC, New York Branch, as the Agent (the "Agent") and Issuing Bank (the "Issuing Bank") thereunder, and the Participating Banks referred to therein. Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined.

     We have acted as special Maine counsel for the Company in connection with the transactions contemplated under the Reimbursement Agreement.

     In connection with this opinion, we have examined:

          (1)  the Reimbursement Agreement;

          (2) the Series D Loan and Trust Agreement, dated as of May 1, 1991 (the "Loan and Trust Agreement"), among the Company, the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire ("NHIDA") and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which NHIDA has issued, for the benefit of the Company, its Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series
     D);

          (3) the Series D and Series E Bond Purchase Agreement, dated May 15, 1991, among NHIDA, the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated;

          (4) Irrevocable Letter of Credit No. _____________, dated October 5, 1992 (the "Letter of Credit"), issued by the Issuing Bank;

          (5) the Series D Pledge Agreement, dated as of May 1, 1991, between the Company and Citibank, N.A., as amended by a First Amendment thereto, dated as of October 1, 1992 (the "Pledge Amendment") among the Company, Citibank, N.A. and the Issuing Bank (such Series D Pledge Agreement, as amended by the Pledge Amendment, being herein referred to as the "Pledge Agreement");

          (6) the Series D Remarketing Agreement, dated as of May 1, 1991, between the Company and Goldman, Sachs Money Markets Inc. (the "Remarketing Agreement"); and

          (7) a certificate of the Secretary of State of Maine, dated September ___, 1992, attesting to the authorization to do business and good standing of the Company in Maine.

     We have also examined the other Loan Documents, the Rate Agreement the Significant Contracts, the originals or copies certified to our satisfaction of such corporate records of the Company, such certificates of public officials and officers of the Company, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or its officers or of public officials.

     We are assuming, for purposes of this opinion, that the Company is a corporation organized and existing under the laws of the State of New Hampshire and has, under its articles of incorporation, all requisite corporate power and authority to own and operate its properties and carry on its business as presently conducted, including without limitation the power to make, generate, sell, distribute and supply electricity at wholesale and retail.

     We are qualified to practice law in the State of Maine and we do not purport to be experts on any laws other than the laws of the State of Maine.

     Based upon the foregoing and upon such investigation as we deemed necessary, we are of the opinion that:

          1. The Company is a corporation duly qualified to do business in, and is in good standing in, the State of Maine.

          2. The execution, delivery and performance by the Company of the Rate Agreement, the Reimbursement Agreement, the Loan and Trust Agreement, the Pledge Agreement, the Remarketing Agreement, each other Loan Document and each Significant Contract do not and will not contravene the laws of the State of Maine (other than the state securities or "Blue Sky" laws of Maine, as to which we express no opinion).

          3.   No Governmental Approval of the types referred to in clauses
     (i) and (ii) in the definition of "Governmental Approvals" contained in the Reimbursement Agreement by any governmental authority in the State of Maine or by any legal or regulatory body in the State of Maine (other than in connection with or in compliance with the state securities or "Blue Sky" laws of Maine, as to which we express no opinion) is required, or if required, has been duly obtained or made, and is in full force and effect; and except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in Section 5.01(c)(i) to the Reimbursement Agreement, all applicable periods of time for review, rehearing or appeal with respect thereto have expired.
          4. To the best of our knowledge there is no pending or threatened action or proceeding in the State of Maine affecting the Company or its properties before any court, governmental agency or arbitrator, which may, if adversely determined, purport to affect the legality, validity or enforceability of the Rate Agreement, the Reimbursement Agreement, the Loan and Trust Agreement, the Pledge Agreement, the Remarketing Agreement, any other Loan Document or any Significant Contract.

     We are aware that Day, Berry & Howard, Rath, Young, Pignatelli and Oyer, P.A. and Porter & Travers will rely upon the opinions set forth above in rendering their opinions furnished pursuant to Section 5.01(f)(i), Section 5.01(f)(ii) and Section 5.01(f)(vi), respectively, of the Reimbursement Agreement, and we hereby authorize such reliance.

                         Very truly yours,



                                                              EXHIBIT 5.01E

                [Form of Opinion of Zuccaro, Willis & Bent]

                                                             [Closing Date]

To Barclays Bank PLC, New York Branch,
  as Agent and as Issuing Bank under the
  Reimbursement Agreement referred to below, and to each Participating Bank thereunder

                  Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(f)(v) of the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (the "Reimbursement Agreement"), among Public Service Company of New Hampshire (the "Company"), Barclays Bank PLC, New York Branch, as the Agent (the "Agent") and Issuing Bank (the "Issuing Bank") thereunder, and the Participating Banks referred to therein. Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined.

     We have acted as special Vermont counsel for the Company in connection with the transactions contemplated under the Reimbursement Agreement.

     In connection with this opinion, we have examined:

          (1)  the Reimbursement Agreement;

          (2) the Series D Loan and Trust Agreement, dated as of May 1, 1991 (the "Loan and Trust Agreement"), among the Company, the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire ("NHIDA") and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which NHIDA has issued, for the benefit of the Company, its Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series
     D);

          (3) the Series D and Series E Bond Purchase Agreement, dated May 15, 1991, among NHIDA, the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated;

          (4) Irrevocable Letter of Credit No. _____________, dated October 5, 1992 (the "Letter of Credit"), issued by the Issuing Bank;

          (5) the Series D Pledge Agreement, dated as of May 1, 1991, between the Company and Citibank, N.A., as amended by a First Amendment thereto, dated as of October 1, 1992 (the "Pledge Amendment") among the Company, Citibank, N.A. and the Issuing Bank (such Series D Pledge Agreement, as amended by the Pledge Amendment, being herein referred to as the "Pledge Agreement"); and

          (6) the Series D Remarketing Agreement, dated as of May 1, 1991, between the Company and Goldman, Sachs Money Markets Inc. (the "Remarketing Agreement").

          (7) Certificate of the Secretary of State of Vermont, dated September ___, 1992, attesting to the authorization to do business and good standing of the Company in Vermont.

     We have also examined the other Loan Documents, the Rate Agreement, the Significant Contracts, the originals or copies certified to our satisfaction of such corporate records of the Company, such certificates of public officials and officers of the Company, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or its officers or of public officials.

     We are assuming, for purposes of this opinion, that the Company is a corporation organized and existing under the laws of the State of New Hampshire and has, under its articles of incorporation, all requisite corporate power and authority to own and operate its properties and carry on its business as presently conducted, including without limitation the power to make, generate, sell, distribute and supply electricity at wholesale and retail.

     We are qualified to practice law in the State of Vermont and we do not purport to be experts on any laws other than the laws of the State of Vermont.

     Based upon the foregoing and upon such investigation as we deemed necessary, we are of the opinion that:

          1. The Company is a corporation duly qualified to do business in, and is in good standing in, the State of Vermont.

          2. The execution, delivery and performance by the Company of the Rate Agreement, the Reimbursement Agreement, the Loan and Trust Agreement, the Pledge Agreement, the Remarketing Agreement, each other Loan Document and each Significant Contract do not and will not contravene the laws of the State of Vermont (other than the state securities or "Blue Sky" laws of Vermont, as to which we express no opinion).

          3.   No Governmental Approval of the types referred to in clauses
     (i) and (ii) in the definition of "Governmental Approvals" contained in the Reimbursement Agreement by any governmental authority in the State of Vermont or by any legal or regulatory body in the State of Vermont (other than in connection with or in compliance with the state securities or "Blue Sky" laws of Vermont, as to which we express no opinion) is required, or if required, has been duly obtained or made, and is in full force and effect; and except as set forth in Schedule IV to the Reimbursement Agreement or in the certificate referred to in
     Section 5.01(c)(i) to the Reimbursement Agreement, all applicable periods of time for review, rehearing or appeal with respect thereto have expired.

          4. To the best of our knowledge there is no pending or threatened action or proceeding in the State of Vermont affecting the Company or its properties before any court, governmental agency or arbitrator, which may, if adversely determined, purport to affect the legality, validity or enforceability of the Rate Agreement, the Reimbursement Agreement, the Loan and Trust Agreement, the Pledge Agreement, the Remarketing Agreement, any other Loan Document or any Significant Contract.

     We are aware that Day, Berry & Howard, Rath, Young, Pignatelli and Oyer, P.A. and Porter & Travers will rely upon the opinions set forth above in rendering their opinions furnished pursuant to Section 5.01(f)(i), Section 5.01(f)(ii) and Section 5.01(f)(vi), respectively, of the Reimbursement Agreement, and we hereby authorize such reliance.

                         Very truly yours,



                                                              EXHIBIT 5.01F

                   [Form of Opinion of Porter & Travers]

October 5, 1992

To Barclays Bank PLC, New York Branch,
  as Agent and as Issuing Bank under the
  Reimbursement Agreement referred to below, and to each Participating Bank thereunder

                  Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(f)(vi) of the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992 (the "Reimbursement Agreement"), among Public Service Company of New Hampshire (the "Company"), Barclays Bank PLC, New York Branch, as the Agent (the "Agent") and Issuing Bank (the "Issuing Bank") thereunder, and the Participating Banks referred to therein. Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined.

     We have acted as special New York counsel to the Agent and the Issuing Bank in connection with the preparation, execution and delivery of the Reimbursement Agreement and the issuance by the Issuing Bank of the Letter of Credit referred to therein.

          In that connection, we have examined the following documents:

          (a) The Reimbursement Agreement, executed by each of the parties thereto; and

          (b) The documents furnished to you today pursuant to Section 5.01 of the Reimbursement Agreement, including the opinions of counsel delivered pursuant to Sections 5.01(f)(i) through (v) of the Reimbursement Agreement (collectively, the "Opinions").

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies or telecopies. We have also assumed that the Agent, the Issuing Bank and each Participating Bank have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Reimbursement Agreement and that all requisite consents of Participating Banks have been obtained under Sections 5.01 of the Reimbursement Agreement.

     To the extent that our opinions expressed below involve conclusions as to matters governed by laws other than the laws of the State of New York, we have relied upon the Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinions. As to matters of fact, we have relied solely upon the documents we have examined.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

          5. The Reimbursement Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          6.   The Opinions and the other documents referred to in paragraph
     (b), above, are substantially responsive to the requirements of the sections of the Reimbursement Agreement pursuant to which the same have been delivered.

Our opinions are subject to the following qualifications:

          (a) Our opinion in paragraph 1, above, is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion in paragraph 1, above, is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification.

          (d) We express no opinion herein as to (i) Section 10.05 of the Reimbursement Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies and
     (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

          (e) Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein the Issuing Bank, the Agent or any Participating Bank may be located or wherein enforcement of the Reimbursement Agreement may be sought which limits the rates of interest legally chargeable or collectible.

                         Very truly yours,